                                                                    Exhibit 10.7

                                LEASE AGREEMENT

                                    BETWEEN

                 AIRPORT CENTER ASSOCIATES LIMITED PARTNERSHIP,
                 A CONNECTICUT LIMITED PARTNERSHIP, AS LESSOR,

                                      AND

              CHEAP TICKETS, INC., A HAWAII CORPORATION, AS LESSEE









                          6151 West Century Boulevard
                                   Suite 1200
                         Los Angeles, California 90045

                                LEASE AGREEMENT

          THIS LEASE AGREEMENT is made and entered into as of this 19th day of January, 1994, which date is for reference purposes only, by and between Lessor and Lessee hereinafter named.

SUMMARY OF BASIC LEASE PROVISIONS
---------------------------------

          The following is a summary of certain terms contained in this Lease, which terms are more fully set forth in subsequent Articles hereof.

          A. Lessor: Airport Center Associates Limited Partnership, a Connecticut Limited Partnership

          B.  Lessee:  Cheap Tickets, Inc., a Hawaii corporation

          C.  Lease Term:  One Hundred Twenty-Three (123) months

          D.  Security Deposit:  $8,972.30

          E.  Permitted Use:  General Office

          F.  Basic Rental:  $8,972.30 per month

          G.  CPI Adjustment:  N/A

          H.  Option to Re-Lease:  One five (5) year option to re-lease

          I.  Lessee Improvement and Moving Allowance:  $250,900

          J. Parking Spaces: Seventy-seven (77) unreserved and three (3) reserved parking spaces.

DEFINITIONS
-----------

          The following definitions and basic provisions shall be construed in conjunction with and limited by the references thereto in other provisions of this Lease:

          (a) "Office Premises": Suite No. 1200 in the building located at 6151 West Century Boulevard, Los Angeles, California 90045 (the "Building"), containing approximately 9,545 rentable square feet, such premises being shown and outlined on the plan attached hereto as Exhibit "A". The land upon which the Building is located (the "Property"), together with the Building and related facilities and appurtenances, shall hereinafter be collectively referred to as the "Project."

              "Storage Premises": That certain storage premises located in the basement of the Building containing approximately 1,000 square feet, the exact location of which shall be determined by Lessor. The Office Premises and Storage Premises are hereinafter collectively referred to as the "Demised Premises".

          (b) "Lease Term": A period of one hundred twenty-three (123) months commencing on the date which is two (2) months after the substantial completion of the Work

(as defined in the Work Letter Agreement [the "Work Letter"] attached hereto as Exhibit "D") (the "Commencement Date"), as the same may thereafter be extended pursuant to the terms of this Lease. Upon the request of Lessor, Lessee agrees to (i) execute a certificate confirming the Commencement Date in the form of that attached hereto as Exhibit "D" and (ii) deliver same to Lessor within ten
(10) days after Lessor's request.

          (c) "Basic Rental": A total monthly amount equal to the sum of (i) $100 for the Storage Premises), plus (ii) $8,972.30 (for the Office Premises) shall be payable to Lessor at the office of Leasor (or at such other place as Lessor may from time to time designate in writing), each such payment to be made in advance on the firat (1st) day of each month during the Lease Term. All rental payments shall be paid to the order of Lessor without notice, offset, reduction or abatement, subject to adjustment as set forth in this Lease.

          If the Lease Term shall commence upon a day other than the first day of a calendar month, the first (1st) month of the Lease Term shall be a fractional calendar month and the succeeding months of the Lease Term shall begin on the first (1st) day of each calendar month thereafter. In such event, Lessee shall pay, upon the Commencement Date, the fixed monthly rent described in the foregoing clause (c). At the commencement of the next month of the Lease Term in which Lessee is obligated to pay Basic Rental hereunder, Lessee shall pay the fixed monthly rent described in the aforementioned clause (c) prorated on a per diem basis with respect to the first fractional calendar month of the Lease Term. All rental payments thereafter will be for a full calendar month and will be in the amount as specified in clause (c) above.

          (d) Intentionally Omitted.

          (e) "Security Deposit": $3,959.20, which amount is currently being held by Lessor as a security deposit for Lessee's lease of that certain office space commonly known as "Suite 830", located at the 9841 Building (as defined in Article 36 below) pursuant to the terms of that certain Lease Agreement dated September, 1992, by and between Lessor and Lessee, shall continue to be retained. In addition, $5,013.10 shall be paid by Lessee to Lessor concurrently with Lessee's execution of this Lease as additional security for the faithful performance and observance by Lessee of all of the terms, covenants, conditions, provisions and agreements of this Lease.

          (f) "Parking Rights": Lessee shall be permitted, upon payment by Lessee of the then prevailing per car Parking Rental Rate (as the same may be fixed from time to time) within the parking structure of the Building, or upon the payment of such other rate as may be provided herein, to park in designated standard size passenger automobiles in seventy-seven (77) unreserved parking spaces and three (3) reserved parking spaces in the parking structure of the Building.

          (g) "Parking Rental Rate": A total monthly charge, applicable to all tenants in the Building having parking rights in the parking structure of the Building, equal to the per car parking rates established by Lessor for the particular type of parking space provided to Lessee within the parking structure. Lessor reserves the right to alter such Building "Parking Rental Rate" at its sole discretion, and in such event the "Parking Rental Rate", for purposes of this Lease, shall be such altered rate. Notwithstanding the foregoing, the per-car parking rates established for the first seventy-seven
(77) unreaerved parking spaces and three (3) reserved parking spaces leased hereunder during the initial Lease Term shall be as follows: (i) $22 per unreserved parking space per month, and (ii) $70 per reserved parking space per month; provided, however, that all of the foregoing parking spaces shall be free of charge during the first five (5) months of the Lease Term.

          (h) "Common Areas": The term "common areas" as used in this Lease shall mean all areas and facilities around the Demised Premises and within the exterior boundaries of the Property which are provided and designated from time to time by Lessor for the general use and convenience of Lessee and other tenants of the Building and their respective employees and invitees. Common areas include, without limitation, the lobby area, walkways, parking facilities, landscaped areas, sidewalks, service quarters, hallways, restrooms (if not part of the Demised Premises), stairways, elevators (except elevators which may be reserved for the exclusive use of one or more tenants), walls, fire stairs, telephone and electric closets, aisles, truck docks, service areas, lobbies and all other common and service areas of the Property and Building or any other area of the Project intended for such use. Floors wholly occupied by Lessee shall not have any facilities which would be used in common with other tenants, except for fire stairs, shafts and similar installations. Lessee, its employees and invitees shall have the nonexclusive right to use the common areas along with others entitled to use same, subject to Lessor's rights and duties as hereinafter set forth. Without Lessee's consent and without liability to Lessee, Lessor shall have the right to do the following:

              (i) Establish and enforce reasonable rules and regulations concerning the maintenance, management, use and operation of the common areas;

              (ii) Temporarily close any of the common areas for maintenance, alteration or improvement purposes;

              (iii) Select, appoint and/or contract with any person for the purpose of operating and maintaining the common areas; and

              (iv) Change the size, use, shape or nature of any of the common areas

Lessor shall use reasonable efforts to minimize any interference with Lessee's use of the Demised Premises and Lessor shall not materially restrain Lessee's access to the Demised Premises and the parking facilities resulting from Lessor's exercise of such rights.

          (i) "Option to Re-Lease": Provided at the time of the exercise of the option and at the time the option period is to commence no uncured default exists under this Lease, Lessee shall have the option to re-lease the Demised Premises for an additional sixty (60) months (the "Extended Lease Term") upon the same terms and conditions as are set forth in this Lease (other than the amount of Basic Rental) by giving Lessor written notice of such intention at least six (6) months prior to the expiration of the Lease Term. In the event Lessee exercises its option to re-lease the Demised Premises pursuant to this provision, Basic Rental for the Demised Premises during the Extended Lease Term shall be set annually, as of the beginning of the Extended Lease Term and on each anniversary thereof, at a rate equivalent to ninety-five percent (95%) of the Prevailing Rate, as defined below. Notwithstanding the foregoing, in no event shall Basic Rental payable in any year during the Extended Lease Term be less than the Basic Rental payable in the immediately preceding year.

          (j) "Prevailing Rate": The term "Prevailing Rate" shall mean the annual amount per square foot that a willing, comparable tenant would pay and a willing, comparable landlord of a substantially comparable first-class office building in the LAX Airport/Century Boulevard Office Market area would accept for a sixty (60) month lease term, at arm's length, considering any tenant concessions then being offered on comparable space to prospective new tenants.

              (i) Within thirty (30) days ("Outside Agreement Date") following the date exercises the Option to Re-Lease, Lessee and Lessor shall use their reasonable best efforts in good faith and with due diligence to agree upon the Prevailing Rate. If Lessor and

Lessee are unable to so agree upon the Prevailing Rate by the Outside Agreement Date, then either party may elect to have the matter submitted to binding arbitration. Not later than fifteen (15) business days after either party has elected to proceed with arbitration, each party shall appoint an arbitrator, notify the other party of such appointment and the identity of the appointee. Each appointee shall have been active over the five (5) year period ending on the date of such appointment in the appraisals of first-class office buildings in Southern California. The decision of the arbitrators shall be limited solely to the issue of whether Lessor's or Lessee's submitted Prevailing Rate is closest to the actual Prevailing Rate determined by the arbitrators, taking into account the requirements provided above.

              (ii) Not later than fifteen (15) business days after each party has selected an arbitrator, the two selected arbitrators shall select a third arbitrator with the qualifications and restrictions stated in clause (i) above. If no arbitrator is selected within such (15) day period, either party may petition the Superior Court with appropriate jurisdiction to appoint such third arbitrator, with the qualifications and restrictions set forth in clause (i) above.

                    The arbitration shall be conducted in Los Angeles, California, under the provisions of the commercial arbitration rules of the American Arbitration Association and Title 9 of Part 3 of the California Code of Civil Procedure, including, without limiting the generality of the foregoing, C.C.P. Section 1283.5, which is expressly made applicable to any arbitration hereunder. The judgment rendered on the award by the arbitrator(s) may be entered in any court having jurisdiction thereof.

              (iii) The three (3) selected arbitrators, after reviewing such relevant submissions as each of the parties hereto may make, shall within thirty
(30) days of the appointment of the third arbitrator determine whether Lessor's or Lessee's estimate of the Prevailing Rate is closer to the Prevailing Rate determined by the arbitrators. The decision of the majority of the three arbitrators shall be binding upon Lessor and Lessee. If either Lessor or Lessee fails to appoint an arbitrator within fifteen (15) days after the Outside Agreement Date, the arbitrator timely appointed by one of them shall reach a decision, notify Lessor and Lessee thereof, and such decision shall be binding upon Lessor and Lessee. Each party shall be responsible for the costs, charges and fees of its respective appointee, and the parties shall share equally in the costs, charges and fees of the third arbitrator.

GRANTING CLAUSE; STORAGE PREMISES
---------------------------------

          (a) In consideration of the obligation of Lessee to pay rent as herein provided and in consideration of the other terms, covenants and conditions hereof, Lessor hereby demises and leases to Lessee, and Lessee hereby takes from Lessor, the Demised Premises to have and to hold the same for the Lease Term specified herein, all upon the terms and conditions set forth in this Lease.

          (b) Subject to any other terms and conditions of this Lease which relate to the Demised Premises and expressly conflict with this section, the following shall govern the use of the Storage Premises by Lessee and set forth Lessor's and Lessee's rights with respect thereto:

              (i) Lessee represents that it has inspected the Storage Premises or expressly waives its right to inspect and hereby accepts the Storage Premises "as is and with all faults".

              (ii) Lessor is to provide no services, including water, heat or air-conditioning, whatsoever with respect to the Storage Premises, except that Lessor shall provide lighting in the Storage Premises and the use of the freight elevator service.

              (iii) Lessee agrees that Lessee has sole knowledge of the items to be stored in the Storage Premises and agrees that Lessor has no responsibility for such items. Accordingly, Lessee agrees that Lessor shall not be responsible for keeping any records or inventory of the property stored in the Storage Premises and agrees that Lessee shall purchase and be responsible for payment of all insurance necessary to protect against risk of destruction or loss of the items stored in the Storage Premises. In addition Lessee agrees that it shall be solely responsible for and shall relieve and hereby holds Lessor harmless from all liability by reason of any damage or loss to person or property arising out of, related to or in connection with the Storage Premises, from any cause whatsoever except the negligence or willful misconduct of Lessor. Lessee shall be solely responsible for securing the Storage Premises by any reasonable means and Lessee shall provide a key to allow Lessor access in an emergency.

SERVICES BY LESSOR
------------------

          Lessor agrees to furnish Lessee while occupying the Demised Premises the following services:

          (a) Hot and cold water at those points of supply provided for general use of tenantry.

          (b) Air conditioning, heat and electric current (for lighting and fractional horsepower machines only) during reasonable hours of generally recognized business days, as determined by Lessor in such quantity and of such quality as Lessor determines in its sole judgment is reasonably necessary for Lessee's comfortable use and enjoyment of the Office Premises. Lessee shall keep and cause to be kept closed all window coverings when necessary because of the sun's position, and Lessee shall also at all times cooperate fully with Lessor and abide by all regulations and requirements which Lessor may prescribe for the proper functioning and protection of the heating, ventilation and air conditioning systems. If any heat generating machine, excess lighting or equipment used in the Office Premises affects the temperature otherwise maintained by the air conditioning system, Lessor may install supplementary air conditioning units in the Office Premises, and the cost thereof (including, but not limited to, the cost of installation, separate utility metering, operation and maintenance thereof) shall be paid by Lessee to Lessor upon demand by Lessor. Notwithstanding the foregoing, (i) HVAC for the Office Premises will be provided during the following hours: (A) with the exception of generally recognized State and Federal holidays, from 8:00 a.m. to 6:00 p.m., Monday through Friday, and 9:00 a.m. to 1:00 p.m. on Saturday ("Business Hours"), and
(B) on an after Business Hours basis upon request by Lessee; provided that Lessee shall be responsible for all costs incurred by Lessor in connection with providing HVAC to the Office Premises after Business Hours (without any administrative fee or profit increment to Lessor); and (ii) Lessee shall be responsible for all utility costs incurred in connection with the HVAC Unit (as defined in the Work Letter).

          (c) Elevator service in common with other tenants for ingress to and egress from the Demised Premises (provided that such service shall specifically include the use of one (1) passenger elevator).

          (d) Reasonable janitorial and cleaning services as may in the judgment of Lessor be reasonably required.

          (e) Electrical lighting for public areas and special service areas of the Building in the manner and to the extent deemed by Lessor to be standard.

          Failure to any extent to furnish, or any stoppage of, these defined services, resulting from causes beyond control of Lessor or from any cause, shall not render Lessor liable in any respect for damages to either person or property, nor be construed as an eviction of Lessee or work an abatement of rent, nor relieve Lessee from fulfillment of any covenant or agreement hereof. Should any equipment or machinery break down or for any cause cease to function properly, Lessor shall use reasonable diligence to repair same promptly, but Lessee shall have no claim for rebate of rent or damages on account of any interruptions in service occasioned thereby or resulting therefrom.

          This Lease is conditioned upon faithful performance by Lessee of the following agreements, covenants, rules and regulations, herein set out and agreed to by Lessee.

PAYMENTS
--------

          1. Lessee shall pay all rents and sums provided to be paid by Lessee hereunder at the times and in the manner herein provided. The obligation of Lessee to pay Basic Rental is an independent covenant, and no act or circumstance, whether constituting a breach of covenant by Lessor or not, shall release Lessee of the obligation to pay rent.

REPAIRS BY LESSEE
-----------------

          2. Lessee will, at Lessee's own cost and expense, keep the Demised Premises and all other improvements to the extent covered by this Lease in sound condition and good repair, and shall repair or replace any damage or injury done to the Building or any part thereof by Lessee or Lessee's agents, employees, invitees and visitors, and if Lessee fails to make such repair or replacements promptly, or within 15 days of occurrence, and to the satisfaction of Lessor, Lessor may at its option make such repair or replacement, and Lessee shall repay the cost thereof to Lessor on demand. Lessee waives all right to make repairs at the expense of Lessor, or to deduct the cost thereof from the rent. Lessee also waives any and all rights and benefits of Sections 1941 and 1942 of the Civil Code of California and any similar law, statute or ordinance now or hereafter in effect. It is hereby understood and agreed that Lessor has no obligation to alter, remodel, improve, repair, decorate or paint the Demised Premises or any part thereof, except as specified in Articles 9, 16 and 42 below, and that no representations relating to the condition of the Demised Premises or the Building have been made by Lessor (or any employee or agent thereof) to Lessee except as may be specifically set forth in this Lease. Lessee will not commit or allow any waste or damage to be committed on any portion of the Demised Premises, and shall at the termination of this Lease by lapse of time or otherwise, deliver up said premises to Lessor in as good condition as at date of possession, ordinary wear and tear excepted, and upon such termination of this Lease Lessor shall have the right to re-enter and resume possession of the Demised Premises.

ASSIGNMENT OR SUBLETTING
------------------------

          3. Lessee will not sell, mortgage, transfer, or assign this Lease, or allow same to be assigned by operation of law or otherwise, or sublet the Demised Premises, or any part thereof, or use or permit same to be used for any other purpose than stated in the use clause hereof without the written consent of Lessor, which such consent will not be unreasonably withheld. Notwithstanding the foregoing, in the event Lessee desires to assign or sublet the Demised Premises, Lessee shall provide Lessor with not less than one hundred twenty
(120) days written notice of Lessee's request, specifying in detail any and all terms of such assignment or sublease. Lessee shall submit the following information with a written request for Lessor's consent to any assignment, sublease or other transfer: (i) all transfer and related documents, (ii) financial statements, (iii) business, credit and personal references and history, and (iv) such other information as Lessor may reasonably request relating to the proposed transfer and the parties involved therein. In determining whether to grant such consent, Lessor may consider various factors including, but not limited to, the following: (a) business criteria relating to the proposed transferee's background, experience, reputation, general operating ability and ability to perform

Lease obligations, and potential for succeeding in its business, (b) financial criteria relating to the proposed transferee's financial responsibility, credit rating and capitalization, (c) the identity and personal characteristics of the proposed transferee and its invitees and guests, (d) the nature of the proposed use and business of the proposed transferee, including its consistency with Lessee's use of the Demised Premises hereunder, and (e) whether the proposed transferee or its business is subject to compliance with additional requirements of the law (including regulations) commonly known as the "Americans with Disabilities Act" beyond those requirements which are applicable to Lessee. Without limiting the generality of the foregoing, Lessor hereby reserves the right to condition any such consent upon Lessor's determination that (i) the proposed transferee is at least as financially and morally responsible as Lessee then is, or was upon the execution hereof, whichever is greater, and (ii) the proposed transferee shall use the Demised Premises in compliance with the terms of this Lease. Notwithstanding any provision in this Lease to the contrary, Lessee shall not enter into any proposed assignment, sublease or other transfer of any interest herein or in the Demised Premises which would result in (a) detraction from the character or image of the Building or diminution in the value thereof, (b) the Demised Premises being occupied by more than two (2) tenants, or (c) a breach by Lessor of any then-existing exclusive right in favor of any other tenant of the Building, any loan obligation or agreement, any covenants, conditions and restrictions of record, or any insurance policy. The discovery of the fact that any financial statement relied upon by Lessor in giving its consent to a sale, mortgage, transfer, assignment or subletting was materially false shall, at Lessor's election, render Lessor's said consent null and void. Lessor reserves the right to cancel and terminate this Lease within thirty (30) days upon receipt of the above notice from Lessee of its request to assign or sublet the Demised Premises (unless Lessee proposes a sublease of a portion of the Demised Premises, in which event Lessor may terminate this Lease as to such portion). Such termination shall be effective as of the proposed effective date of the proposed assignment or sublease. In the event Lessor consents to an assignment or sublease of the Demised Premises, which assignment or sublease results in rental payments in excess of the monthly payments due and owing under the terms of this Lease Agreement, such excess rental payments shall be deemed to be rental payments due and owing Lessor. Any sale, hypothecation, transfer, assignment or subletting which is not in compliance with the provisions of this Article shall be voidable by Lessor and shall, at the option of Lessor, constitute a default under this Lease. Lessor's acceptance of rent directly from any subtenant, assignee or other transferee shall not be construed as Lessor's approval or consent thereto nor Lessor's agreement to accept the attornment of any subtenant in the event of any termination of this Lease. In no event shall Lessor's consent to an assignment or subletting be construed as (i) relieving Lessee from the obligation to obtain Lessor's express written consent to any further assignment or subletting or (ii) releasing Lessee from any liability or obligation hereunder whether or not then accrued, and Lessee shall continue to be fully, jointly and severally liable hereunder. As a further condition to Lessor's consent to any subleasing, assignment or other transfer of part or all of Lessee's interest in the Demised Premises (i) Lessee shall be required to pay to Lessor as additional rent Lessor's costs incurred in connection with its review and/or execution thereof, including Lessor's reasonable attorney's fees and a minimum processing fee of Two Hundred Fifty Dollars ($250.00), (ii) any sublessee of part or all of Lessee's interest in the Demised Premises shall agree that in the event Lessor gives such sublessee notice that Lessee is in default under this Lease, such sublessee shall thereafter make all sublease or other payments directly to Lessor, which payments will be received by Lessor without any liability whether to honor the sublease or otherwise (except to credit such payments against sums due under this Lease), and such sublessee shall agree to attorn to Lessor, or its successors and assigns, at its request should this Lease be terminated for any reason, except that in no event shall Lessor or its successors or assigns be obligated to accept such attornment; and (iii) Lessor may require that Lessee not then be in default under this Lease in any respect. In the event that Lessee files any type of petition in bankruptcy or has same filed against it and Lessor does not elect to terminate this Lease or is deemed to have waived its right to terminate this Lease, and in the event that the trustee or receiver appointed by the bankruptcy court attempts to assume this Lease and thereupon assign it to a third party, the Lessor shall have the right to terminate this Lease within thirty (30) days upon gaining knowledge of such attempted assumption and assignment, or upon being given written notice of same by Lessee, whichever is later. In the event Lessor does not elect to terminate this Lease, all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Lessor, shall be and remain the exclusive property of Lessor and shall not constitute property of Lessee or of the estate of Lessee within the meaning of the Bankruptcy Code, 11 U.S.C. 101 et seq. (the "Bankruptcy Code"). Any and all monies or other consideration constituting Lessor's property under the preceding sentence not paid or delivered to Lessor shall be held in trust for the benefit of Lessor and shall be promptly paid to or turned over to Lessor. If Lessee proposes to assign this Lease pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Lessee, then notice of such proposed assignment setting forth (i) the name and address of such person, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided by Lessee to assure such person's future performance under the Lease including, without limitation, the assurance referred to in Section 365 of the Bankruptcy Code, or any such successor or substitute legislation or rule thereto, shall be given to Lessor by Lessee no later than twenty (20) days after receipt by Lessee, but in any event no later than ten (10) days prior to the date that Lessee shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. Lessor shall thereupon have the prior right and option, to be exercised by notice to Lessee given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Lessor an instrument confirming such assumption.

          If Lessee is a corporation, an unincorporated association or a partnership, any cumulative transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership greater than twenty-five percent (25%) thereof, or any cumulative transfer, assignment or hypothecation (other than in the ordinary course of business) of any assets of such corporation, association or partnership greater than twentyfive percent (25%) thereof, shall be deemed an assignment within the meaning and provisions of this Section and shall be subject to the provisions hereof; provided, however, that the foregoing shall not apply to corporations, fifty percent (50%) or more of the stock of which is traded through a national or regional exchange or over-the-counter.

ALTERATIONS, ADDITIONS, AND IMPROVEMENTS
----------------------------------------

          4. Lessee will not make or allow to be made any alterations, additions, or improvements in or to the Demised Premises without the written consent of Lessor before performance; such consent will not be unreasonably withheld, but Lessor may impose, as a condition of such consent, such requirements as Lessor may deem reasonable, including, without limiting the generality of the foregoing, requirements as to the manner in which the time or times at which, and the contractor by whom such work shall be done. Such alterations, additions, or improvements when made to the Demised Premises by Lessee shall be surrendered to Lessor and become the property of Lessor upon termination in any manner of this Lease, but this clause shall not apply to movable non-attached fixtures or furniture of Lessee, provided, however, if prior to termination of this Lease, or within fifteen (15) days thereafter, Lessor so directs by written notice to Lessee, Lessee shall promptly remove such alterations, additions, or improvements, which were placed in or on the Demised Premises by Lessee and which are designated in such notice and shall repair any damage occasioned by such removal and in default thereof Lessor may effect said removals and repairs at Lessee's expense. All work with respect to alterations, additions, and improvements must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the improvements on the Demised Premises shall at all times be a complete unit except during the period of work. Any alterations, additions, or improvements desired by Lessee shall be in accordance with plans and specifications approved in advance by Lessor. Furthermore, any such alterations, additions, and improvements shall be performed and done strictly in accordance with the laws, regulations, codes ordinances and other governmental requirements relating thereto, and with the requirements of all carriers of insurance on the Demised Premises and the Board of Underwriters, Fire Rating Bureau, or similar organization. Lessee shall obtain at its sole cost and expense all required licenses and permits. In performing the work of any such alterations, additions or improvements, Lessee shall have the work performed in such a manner so as not to obstruct the access to the Building or any other tenant. Before commencing any such work or construction in or about the Demised Premises, Lessee shall notify Lessor in writing of the expected date of commencement thereof. Lessor shall have the right at any time and from time to time to post and maintain on the Demised Premises such notices as Lessor deems necessary to protect the Demised Premises and Lessor from the liens of mechanics, laborers, materialmen, suppliers or vendors. If any mechanic lien is filed against the Demised Premises or the real estate of which the Demised Premises form a part, which lien concerns the Lessee and/or the Demised Premises, Lessee shall cause same to be discharged within ten (10) days after the lien is filed by Lessee paying or bonding over said lien.

          Notwithstanding the foregoing, Lessor's approval of the plans, specifications and/or working drawings for Lessee's alterations, additions and/or improvements shall create no responsibility or liability on the part of Lessor for their completeness, design sufficiency or compliance with all laws, rules and regulations of governmental agencies or authorities.

LEGAL USE AND VIOLATIONS OF INSURANCE COVERAGE; HAZARDOUS MATERIALS
-------------------------------------------------------------------

          5. (a) Violations of Insurance Coverage. Lessee will not occupy or use, nor permit any portion of the Demised Premises to be occupied or used for any business or purpose which is unlawful in part or in whole or deemed to be disreputable in any manner, or extra hazardous on account of fire, nor permit anything to be done which will in any way increase the rate of fire insurance on the Building or contents, and in the event that, by reason of acts of Lessee, there shall be any increase in rate of insurance on the Building or contents created by Lessee's acts or conduct of business, then Lessee hereby agrees to pay such increase. Lessee will not commit or suffer the commission of any waste in or about the Demised Premises. Nor will Lessee use or occupy the Demised Premises or permit the same to be used for any purpose whatsoever other than the Permitted Use defined herein.

              (b) Hazardous Materials. Lessee hereby represents, warrants and covenants that Lessee's business operations in the Demised Premises do not and will not involve the use, storage or generation of "Hazardous Materials" (as defined below). Lessee shall not cause or permit any Hazardous Material to be brought upon, stored, manufactured, generated, blended, handled, recycled, disposed of, used or released on, in, under or about the Demised Premises and/or Project by Lessee or its agents, employees, contractors, subcontractors, subtenants, assigns or invitees (collectively, "Lessee's Parties") and Lessee shall keep, operate and maintain the Demised Premises in compliance with all, and shall not permit the Demised Premises to be in violation of any, federal (including, but not limited to, the Comprehensive Environmental Response Claim and Liability Act of 1980, 42 U.S.C. (S) 9601 et seq.), state or local environmental, health and/or safety related law, decision of any court of law, ordinance, rule, regulation, code, order, directive, guideline, permit or permit condition currently existing and as amended, enacted, issued or adopted in the future which is applicable to the Demised Premises (collectively, "Environmental Laws").

          Without limiting in any way Lessee's obligations under any other provision of this Lease, Lessee and its successors and assigns shall indemnify, protect, defend and hold Lessor, its partners, officers, directors, shareholders, employees, agents, lenders, contractors and each of their respective successors and assigns (collectively, the "Indemnified Parties") harmless from any and all claims, judgments, damages, penalties, enforcement actions, taxes, fines, remedial actions, liabilities, losses, costs and expenses (including, without limitation, actual attorneys' fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees and laboratory costs) including, without limitation, diminution in the value of the Project or any portion thereof, damages for the loss of the Project, damages arising from any adverse impact on the marketing of space in the Project, and sums paid in settlement of claims, which arise during or after the Lease Term in whole or in part as a result of the presence or suspected presence of any Hazardous Material, in, on, under or about the Demised Premises or the Project and/or other properties due to Lessee's or Lessee's Parties' activities, or failure to act, on or about the Project. Without limiting the foregoing, if any Hazardous Material is found in, on, under or about the Demised Premises or the Project at any time during or after the Lease Term, the presence of which was caused by Lessee and/or Lessee's Parties, Lessee shall, at its sole cost and expense, promptly take all actions as are necessary to return the Project to the condition existing prior to the introduction or release of such Hazardous Material in accordance with applicable Environmental Laws and Lessor's prior written approval.

          For purposes of this Lease, the term "Hazardous Material" means any chemical, substance, material, controlled substance, object, condition, waste or combination thereof which is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosiveness, reactivity, explosiveness, toxicity, carcinogenicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, petroleum and petroleum products, asbestos, radon, polychlorinated biphenyls (PCBs) and all of those chemicals, substances, materials, controlled substances, objects, conditions, wastes or combinations thereof which are now or become in the future listed, defined or regulated in any manner by any Environmental Law based upon, directly or indirectly, such properties or effects.

LAWS AND REGULATIONS
--------------------

          6. Lessee will maintain the Demised Premises in a clean and healthful condition and, at Lessee's expense, comply with all laws, ordinances, orders, directions, requirements, rules, and regulations (state, federal, county, municipal, and other agencies or bodies having any jurisdiction thereof) with reference to use, conditions, or occupancy of the Demised Premises.

INDEMNITY, LIABILITY AND LOSS OR DAMAGE AND EXCULPATION
-------------------------------------------------------

          7. By moving into the Demised Premises or taking possession thereof, Lessee accepts the Demised Premises as suitable for the purposes for which the same are leased and accepts the Building and each and every appurtenance thereof, and Lessee by said acts waives any and all defects therein.

          Lessor shall not be liable to Lessee or Lessee's Parties for any injury to person, loss or damage to property, or for loss or damage to Lessee's business, occasioned by or through the acts or omissions of Lessor or any other person, or by any other cause whatsoever except Lessor's gross negligence or willful wrong to the extent Lessor is not prevented by law from contracting against such liability. Lessee and its successors and assigns shall indemnify

Lessor and save it harmless from all suits, actions, damages, liability and expense in connection with loss of life, bodily or personal injury or property damage arising from or out of any occurrence in, upon, at or from the Demised Premises or the occupancy or use by Lessee of the Demised Premises or any part thereof, if occasioned wholly or in part by any action or omission of Lessee and/or Lessee's Parties. If Lessor shall without fault on its part, be made a party to any action commenced by or against Lessee, Lessee shall protect and hold Lessor harmless and shall pay all costs, expenses, and reasonable attorney's fees. The provisions of this Section shall survive the expiration or termination of this Lease with respect to any claims or liability arising from events occurring prior to such expiration or termination.

          If Lessor shall be an individual, joint venture, tenancy in common, co-partnership, limited partnership, unincorporated association, or other unincorporated aggregate of individuals and/or entities or a corporation, Lessee shall look only to such Lessor's estate and property in the Building (or the proceeds thereof) and, where expressly so provided in the Lease, to offset against the rents payable under the Lease, for the satisfaction of Lessee's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Lessor in the event of any default by Lessor under the Lease, and no other property or assets of such Lessor or any partner, member, officer or director thereof, disclosed or undisclosed shall be subject to levy, execution or other enforcement procedure for the satisfaction of Lessee's remedies under or with respect to the Lease, the relationship of Lessor and Lessee hereunder or Lessee's use or occupancy of the Demised Premises.

BUILDING RULES AND REGULATIONS
------------------------------

          8. Lessee and Lessee's agents, employees, and invitees will comply fully with all requirements of the Building Rules and Regulations which are attached as Exhibit "B" and made a part hereof as though fully set out herein. Lessor shall at all times have the right to change such Rules and Regulations or to amend them in such reasonable manner as may be deemed advisable for safety, care and cleanliness of the Demised Premises and for the preservation of good order therein, all of which Rules and Regulations, changes and amendments, will be forwarded to Lessee in writing and shall be carried out and observed by Lessee. Lessor shall not be responsible for the nonobservance of, or noncompliance with, any of said rules and regulations by any other lessee or occupant of the Building.

ENTRY FOR REPAIRS AND INSPECTION
--------------------------------

          9. Lessee will permit Lessor or owner, or their officers, agents, and representatives, the right to enter into and upon all parts of the Demised Premises, at all reasonable hours to post notices of non-responsibility, to inspect same or clean or make repairs or alterations or additions as Lessor may deem necessary, and Lessee shall not be entitled to any abatement or reduction of rent by reason thereof. In the event of an emergency, Lessee hereby grants to Lessor the right to enter the Demised Premises at any time. In addition, Lessee shall permit Lessor or Lessor's agent and any other person authorized by the same to enter the Demised Premises during the last six months of the Lease Term for the purpose of exhibiting the Demised Premises to prospective lessees. Lessee hereby waives any claim for damages for any injury or inconvenience to or interference with Lessee's business, any loss of occupancy or quiet enjoyment of the Demised Premises, and any other loss occasioned thereby, except to the extent arising from the gross negligence or willful misconduct of Lessor.

          Lessor shall also have the right at any time, without same constituting an actual or constructive eviction and without incurring any liability to Lessee therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Building, provided that Lessor shall use reasonable efforts to minimize any interference with Lessee's use of and access to the Demised Premises resulting from the foregoing.

NUISANCE
--------

          10. Lessee will conduct its business, and control its agents, employees, invitees and visitors in such a manner as not to create any nuisance, interfere with, annoy, or disturb other tenants or Lessor in the management of the Building.

EMINENT DOMAIN AND FORCE MAJEURE
--------------------------------

          11. (a) If the whole of the Demised Premises, or so much thereof as to render the balance thereof unusable by Lessee for the conduct of Lessee's business, is taken under power of eminent domain, or sold, transferred or conveyed in lieu thereof, this Lease shall automatically terminate as of the date of such condemnation, or as of the date possession is taken by the condemning authority, whichever is later. If any substantial part of the Building excluding the Demised Premises shall be taken or appropriated under the power of eminent domain or sold, transferred or conveyed in lieu thereof, Lessor may, by serving written notice upon Lessee within thirty (30) days thereafter, immediately terminate this Lease. No award for any partial or entire taking shall be apportioned and Lessee hereby releases any claim to and assigns to Lessor any award which may be made in such taking or condemnation, together with any and all rights of Lessee now or hereafter arising in or to the same or any part thereof, provided, however, that nothing contained herein shall be deemed to give Lessor any interest in, or to require Lessee to assign to Lessor, any award made to Lessee for Lessee's leasehold estate or for the taking of personal property and fixtures belonging to Lessee and removable by Lessee at the expiration of the term hereof as provided hereunder or for the interruption of, or damage to Lessee's business. In the event of a partial taking, or a sale, transfer or conveyance in lieu thereof, which does not result in an automatic termination of this Lease, pursuant to the foregoing, the rent shall be apportioned according to the ratio that the part of the Demised Premises remaining usable by Lessee bears to the total area of the Demised Premises. Notwithstanding anything to the contrary contained in this Article, if the temporary use or occupancy of any part of the Demised Premises shall be taken or appropriated under the power of eminent domain or sold, transferred or conveyed in lieu thereof during the term of this Lease, this Lease shall be and remain unaffected by such taking, appropriation or conveyance and Lessee shall continue to pay in full all rent payable hereunder by Lessee during the term of this Lease; in the event of any such temporary taking, appropriation or conveyance, Lessee shall be entitled to receive that portion of any award which represents compensation for loss of the use or occupancy of the Demised Premises during the term of this Lease, and Lessor shall be entitled to receive the balance of such award. To the extent that it is inconsistent with the above, each party hereto hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure allowing either party to petition a court to terminate this Lease in the event of a partial taking of the Demised Premises.

               (b) Lessor shall not be liable or responsible for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of a government body or authority, or other matter beyond the control of Lessor or for any damage or inconvenience which may arise through repair or alteration of any part of the Building or failure to make any such repairs, or from any cause whatever, unless caused solely by Lessor's gross negligence.

LIEN FOR RENT
-------------

          12. In consideration of mutual benefits arising by virtue of this Lease, Lessee does hereby mortgage unto Lessor all property of Lessee now or hereinafter placed in or upon the

Demised Premises (except such part of Lessee's property or merchandise as may be exchanged, replaced or sold from time to time in the ordinary course of operations or trade, including airline tickets and the proceeds received by Lessee from the sale of such tickets), and such property is hereby subjected to a lien in favor or Lessor and shall be and remain subject to such lien of Lessor for payment of all rents and other sums agreed to be paid by Lessee herein. Said lien shall be in addition to and cumulative of the Lessor's lien provided by law. As additional security for Lessee's performance and satisfaction of each and every one of its duties and obligations under this Lease, Lessee does hereby assign and grant to Lessor a security interest under the California Commercial Code in and to Lessee's right, power and authority during the continuance of this Lease, to receive the rents, issues, profits or other payments received under any sublease or other transfer of part or all of Lessee's interest in the Demised Premises, reserving unto Lessee the right prior to any default hereunder to collect and retain said rents, issues and profits as they become due and payable, except that nothing contained herein shall be construed to alter the provisions of Article 3 above. Upon any such default, Lessor shall have the right at any time thereafter, without notice (except as may be provided for herein), either in person, by agent or receiver to be appointed by a court, to enter and take possession of the Demised Premises and collect such rents, issues, profits or other payments, including without limitation those past due and unpaid, and apply same, less costs and expenses of collection, including without limitation reasonable attorneys' fees upon any indebtedness secured hereby and in such order as Lessor may determine.

ABANDONMENT
-----------

          13. If the Demised Premises are abandoned or vacated by Lessee, Lessor shall have the right, but not the obligation, to: (a) relet same for the remainder of the period covered hereby; and if the rent received through such reletting is not at least equal to the rent provided hereunder, Lessee shall pay and satisfy any deficiencies between the amount of rent called for and that received through reletting and all expenses incurred by any such reletting, including but not limited to the cost of renovating, altering and decorating for a new occupant, and/or (b) provide for the storage of any personal property remaining in the Demised Premises without liability of any kind or nature for the cost of storage or the return of the personal property to Lessee or take title to the abandoned personal property which title shall pass to Lessor under this lease as a Bill of Sale without additional payment or credit from Lessor to Lessee. Notwithstanding the foregoing, during the last ninety (90) days of the term of this Lease if Lessee removes a substantial portion of Lessee's property or Lessee has been in physical absence for ten (10) days it shall constitute a vacation and Lessor may enter the Demised Premises for purposes of renovating, altering and decorating the Demised Premises for occupancy at the end of the term by a new tenant without in any way affecting Lessee's obligation to pay rent and comply with all other terms and conditions of this Lease.

HOLDING OVER
------------

          14. In case of holding over by Lessee after expiration or termination of this Lease, Lessee will pay as monthly rental consideration for the entire holdover period two (2) times the Basic Rental payable in the last month of the Lease Term, and will pay all attorney's fees and expenses incurred by Lessor in enforcing its rights hereunder. No holding over by Lessee after the terms of this Lease, either with or without the consent and acquiescence of Lessor, shall operate to extend this Lease for a longer period than one month; and holding over with the consent of Lessor in writing shall thereafter constitute this contract a Lease from month to month. Furthermore, holding over shall cause any and all options and rights of first refusal or other preferential rights of Lessor to lapse and to be of no further force or effect. The foregoing provisions of this Article 14 are in addition to and do not affect Lessor's right of re-entry or any other rights of Lessor hereunder or as otherwise provided by law.

ATTORNEY'S FEES
---------------

          15. In the event Lessee defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and Lessor places the enforcement of this Lease or any part hereof, or the collection of any rent due or to become due hereunder, or recovery of the possession of the Demised Premises, in the hands of an attorney, or files suit upon the same, Lessee agrees to pay Lessor reasonable attorney's fees, and payment of the same shall be secured in like manner as is herein provided as to all remedies which may be invoked by Lessor to secure payment of rent.

DAMAGE OR DESTRUCTION
---------------------

          16. (a) In the event the Demised Premises or the Building are damaged by any peril, the following terms and conditions shall govern:

                    (i) In the event of total destruction of the Building, this Lease shall automatically be terminated as of the date of such casualty.

                    (ii) In the event of partial destruction of the Building, or of total or partial destruction of the Demised Premises, Lessor shall be responsible for repairing such damage and restoring the Building or the Demised Premises, to the extent of the insurance proceeds available therefor and except in the circumstances hereinafter provided, and this Lease shall not be affected but shall continue in full force and effect. If the Demised Premises or the Building are damaged and (a) the repair or restoration thereof, in Lessor's opinion, cannot be completed within one hundred twenty (120) days of commencement of repair or restoration (without payment of overtime or other premiums) using standard working methods and procedures; or (b) the repair or restoration is not covered by insurance, or the estimated cost thereof exceeds the insurance proceeds available for repair or restoration plus any amount which Lessee is obligated or elects to pay for such repair or restoration; or (c) the estimated cost of repair or restoration of the Demised Premises or Building exceeds fifty percent (50%) of the full replacement cost of the Building; or (d) the Building cannot be restored except in a substantially different structural or architectural form than existed before the damage and destruction; or (e) Lessor cannot obtain all of the necessary governmental approvals and permits to perform such repair and/or restoration at a reasonable cost and on reasonable conditions, Lessor shall have the option to either terminate this Lease or to repair or restore the Demised Premises or the Building. In the event that Lessor elects to terminate this Lease, Lessor shall give notice to Lessee within sixty
(60) days after the occurrence of such damage, terminating this Lease as of the date of the damage. In the event such notice is given, this Lease shall expire and all interest of Lessee in the Demised Premises shall terminate on the date specified in the notice, and the rent shall be paid up to the date of termination. Lessor shall refund to Lessee the rent theretofore paid for any period of time subsequent to such date. If Lessor elects to continue the Lease and restore the Demised Premises, Lessor shall, within a reasonable time after the conclusion of said sixty (60) days after the occurrence of such damage, enter and make repairs to restore the Demised Premises to substantially the condition as existed prior to the date of such occurrence.

               (b) Upon any termination of this Lease under any of the provisions of this Article 16, the parties shall be released thereby, without further obligation to the other, from the date possession of the Demised Premises is surrendered to Lessor, except for items which have theretofore accrued and are then unpaid.

               (c) Unless the damage or destruction is caused by the negligence of Lessee, or its employees, agents, invitees or visitors, in the event Lessor repairs or restores as herein provided, the rental to be paid under this Lease shall be abated proportionately in the ratio which the Lessee's use of said Demised Premises has been impaired from the date of such partial destruction of the Building or of the Demised Premises until such portion of the Demised Premises is again usable.

          (d) In the event of partial destruction of the Demised Premises or the Building due to any cause other than a peril covered by available insurance, if Lessee is not obligated to, or does not elect to, pay for repair and restoration of same, Lessor may elect to terminate this Lease.

          (e) It is hereby acknowledged that if Lessor is obligated to, or elects to repair or restore as herein provided, Lessor shall be obligated to make repairs or restoration only to the structural portions of said Building and said Demised Premises and the repair and restoration of items such as paneling, decoration, railings, floor coverings, alterations, additions, fixtures or improvements installed on the Demised Premises by or at the request of Lessee shall be the obligation of Lessee. Lessee understands that Lessor will not carry insurance of any kind on Lessee's furniture, furnishings, fixtures, equipment or other personal property, that Lessor shall not be obligated to repair any damage thereto or replace the same, that Lessor shall not be required to repair any injury or damage by any cause, or to make any repairs or replacement of any property insured in the Demised Premises by Lessee, and that in the event of damage to the same the rental obligations of Lessee shall continue without abatement or reduction.

          (f) Notwithstanding anything to the contrary contained in this Article 16, Lessor shall not have any obligation whatsoever to repair or restore the Demised Premises when the damage resulting from any casualty covered under this
Article 16 occurs during the last twelve (12) months of the term of this Lease; provided, however, that Lessor shall give Lessee notice of such intent within thirty (30) days of the occurrence of such casualty, whereupon this Lease shall terminate effective as of the date of such casualty and Lessor shall refund to Lessee the rent theretofore paid for any period of time subsequent to such date.

          (g) Following damage or destruction, the party responsible for repair and replacement of the damaged property shall forthwith repair and rebuild the damaged or destroyed property and shall diligently pursue such repair and rebuilding to completion. The completion of the repair of all such damages is subject to reasonable delays resulting from survey of such damage, obtaining plans and letting contracts for repairs, adjustment or insurance loss, strikes, labor difficulties, unavailability of material, or other causes beyond the control of the party obligated to make such repairs.

          (h) Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Demised Premises requires that the insurance proceeds from insurance held by Lessor be applied to such indebtedness, then Lessor shall have the right to deliver written notice to Lessee terminating this Lease.

          (i) The provisions contained in this Lease shall supersede any contrary laws now or hereafter in effect relating to damage or destruction, including California Civil Code Sections 1932 and 1933.

          (j) In the event Lessor elects to repair or restore the Demised Premises and/or the Building, and Lessee is unable to occupy the Demised Premises during the period of such repair or restoration work (the "Repair Period"), Lessor shall use its best efforts, at no cost to Lessor, to locate temporary premises within the general vicinity of the Building for Lessee to occupy during the Repair Period.

INSURANCE
---------

          17. (a) Lessee's Insurance. From and after Tenant's occupancy of the Demised Premises, Lessee shall carry and maintain, at its own expense, the following types, amounts and forms of insurance:

                    (1) Lessee agrees to carry a broad form comprehensive policy of public liability insurance covering the Demised Premises in an amount of not less than $2,000,000 combined single limit personal injury, broad form property damage, and contractual liability insurance with companies satisfactory to Lessor in the name of Lessee (with Lessor and, if requested by Lessor, any mortgagee, trust deed holder, ground Lessor or secured party with an interest in this Lease and/or the Building named as additional insureds in the policy or by endorsement). The amounts of such insurance required hereunder shall be subject to adjustment from time to time as requested by Lessor based upon Lessor's determination as to the amounts of such insurance generally required at such time for comparable tenants, premises and buildings in the general geographical location of the Building or as requested by any ground Lessor or lender with an interest in the Building or property on which the Building is situated.

                    (2) Lessee shall carry and maintain a policy or policies of property insurance in the name of Lessee (with Lessor and, if requested by Lessor, any mortgagee, trust deed holder, ground Lessor or secured party with an interest in this Lease and/or the Building named as loss payee) covering Lessee's leasehold improvements and any property of Lessee at the Demised Premises and providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended peril (all risk) and sprinkler leakage, in an amount equal to at least one hundred percent (100%) of the replacement cost thereof from time to time (including, without limitation, cost of debris removal) with an agreed amount endorsement. Any proceeds from such insurance shall be used for the repair or replacement of the property damaged or destroyed, unless this Lease is terminated pursuant to the provisions hereof. If the Demised Premises are not repaired or restored following damage or destruction, Lessor shall receive and retain any proceeds from such insurance allocable to Lessee's leasehold improvements.

                    (3) Lessee shall carry and maintain a policy or policies of workers' compensation and employers' liability insurance in compliance with all applicable laws.

                    (4) Lessee shall carry and maintain such other policies of insurance (including, without limitation, business interruption or rental income insurance) in connection with the Demised Premises as Lessor may from time to time require.

          All of the policies required to be obtained by Lessee pursuant to the provisions of this Article 17 shall be issued by companies (licensed to do business in California), and shall be in form and content, acceptable to Lessor. Without limiting the generality of the foregoing, any deductible amounts under said policies shall be subject to Lessor's approval. Each policy shall designate Lessor as an additional insured or loss payee, subject to the foregoing, and shall provide full coverage in the amounts set forth herein. Although named as an additional insured, Lessor shall be entitled to recover under said policies for any loss occasioned to it, its servants, agents and employees, by reason of the negligence of Lessee. Lessee shall, prior to delivery of the Demised Premises by Lessor to Lessee, provide Lessor with copies of and certificates for all insurance policies. All insurance policies shall provide that they may not be modified or cancelled until after thirty (30) days' written notice to Lessor and to any other additional insureds thereunder.
Lessee shall, at least thirty (30) days prior to the expiration of any of such policies, furnish Lessor with a renewal or binder therefor. Lessee may carry insurance under a so-called "blanket" policy, provided that such policy provides that the amount of insurance required hereunder shall not be prejudiced by other losses covered thereby. All insurance policies carried by Lessee shall be primary with respect to, and non-contributory with, any other insurance available to Lessor. If Lessee fails to carry any insurance policy required hereunder or to furnish copies thereof and certificates therefor pursuant hereto, Lessor may, upon notice (unless such policy has lapsed), obtain such insurance, and Lessee shall reimburse Lessor for the costs thereof with the next monthly rental payments due hereunder.

               Lessee shall pay any increases in insurance premiums relating to the Building to the extent that any such increase is specified by the insurance carrier as being caused by Lessee's acts or omissions or use or occupancy of the Demised Premises.

               (b) Lessor's Insurance. Throughout the Lease Term, Lessor shall maintain insurance covering the Project and Lessor's ownership and operation thereof in such types and amounts as it deems necessary or desirable in its sole discretion, which may include, without limitation, liability, property damage and/or loss of rental income coverage. Such insurance shall be for the sole benefit of Lessor and under its sole control.

TRANSFER OF LESSOR'S RIGHTS
---------------------------

          18. Lessor shall have the right to transfer and assign, in whole or in part, all and every feature of its rights and obligations hereunder and in the Building and property referred to herein. Such transfers or assignments may be either to a corporation, trust company, individual, or group of individuals, and howsoever made are to be in all ways respected and recognized by Lessee. If Lessor sells or transfers all or any portion of the Building including the Demised Premises, Lessor shall, upon consummation of such sale or transfer, be released from any liability relating to obligations or covenants thereafter to be performed or observed under this Lease, and in such event Lessee agrees to look solely to Lessor's successor-in-interest with respect to such liability. Lessor may transfer or credit any security deposit or prepaid rent to Lessor's successor-in-interest, and upon such transfer Lessor shall be discharged from any further liability therefor.

DEFAULT CLAUSE
--------------

          19. In the event: (a) Lessee fails to pay any amount when and as same becomes payable in accordance with the provisions of this Lease; (b) Lessee fails to comply with any other term, provision, condition, or covenant of this Lease or any of the Rules and Regulations now or hereafter established for the government of the Building; (c) any petition is filed by or against Lessee under any section or chapter of the Bankruptcy Reform Act of 1978, as amended, or under any similar law or statute of the United States or of any state thereof;
(d) Lessee becomes insolvent, admits in writing the inability to pay its debts as they become due or makes a transfer in fraud of creditors; (e) Lessee makes an assignment for benefit of creditors; (f) a receiver or trustee is appointed for Lessee or any of the assets of Lessee; or (g) Lessee fails to deliver to Lessor (i) any subordination agreement required pursuant to the terms of paragraph 32 below, or (ii) any estoppel certificate required pursuant to the terms of paragraph 29 below; (h) Lessee vacates all or a substantial portion of the Demised Premises; (i) Lessor discovers that any financial statement given to Lessor by any assignee of Lessee, or any successor in interest of Lessee, was materially false, then in any of such events Lessor shall have the option to terminate this Lease and/or do any one or more of the following without any notice or demand, in addition to and not in limitation of any other remedy permitted by law or by this Lease:

               (1) Take immediate possession of the Demised Premises, but if Lessee shall fail to vacate the Demised Premises, Lessor may, without notice and without prejudice to any other remedy Lessor may have, enter upon and take possession of the Demised Premises and expel or remove Lessee and its effects, without being liable to prosecution or any claim for damages therefor, and Lessee agrees to indemnify Lessor for all loss, damage, and expense, including reasonable attorney's fees, which Lessor may suffer by reason thereof.

               (2) Recover from Lessee the worth at the time of award of the sum of the following aggregate amounts: (a) the unpaid rent and charges equivalent to rent earned as of the date of termination of this Lease, (b) the amount by which the unpaid rent and charges equivalent to rent which would have been earned after the date of termination of this Lease until the time of the award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided, (c) the amount by which the unpaid rent for the balance of the term hereof after the time of the award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided, (d) all costs incurred by Lessor in retaking possession of the Demised Premises and restoring them to good order and condition, (e) all costs, including without limitation brokerage commissions, advertising costs, and restoration and remodeling costs, incurred by Lessor in reletting the Demised Premises, and (f) any other amount, including without limitation attorneys' fees, necessary to compensate Lessor for the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The "time of award" as used herein shall be the date upon which the judgment in any action brought by Lessor against Lessee by reason of such default is entered or such earlier date as the court may determine. The "worth at the time of award" of the amounts referred to in subparagraphs (2)(a) and (2)(b) of this Article 19 shall be computed by allowing interest at the Interest Rate (as defined in Article 40 herein), but not less than the legal rate. The "worth at the time of award" of the amount referred to in subparagraph
(2)(c) of this Article 19 shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%) per annum. Lessee agrees that such charges shall be recoverable by Lessor under California Code of Civil Procedure Section 1174(b) or any similar, successor or related provision of law. Lessee waives the provisions of California Code of Civil Procedure Section 1174(c) and California Civil Code Section 1951.7 or any similar, successor, or related provision of law providing for Lessee's right to satisfy any judgment in order to prevent a forfeiture of this Lease or requiring Lessor to deliver written notice to Lessee of any reletting of the Demised Premises.

               (3) To remove, at Lessee's sole risk, any and all personal property in the Demised Premises and place such in a public or private warehouse or elsewhere at the sole cost and expense and in the name of Lessee. Any such warehouser shall have all of the rights and remedies provided by law against Lessee as owner of such property. If Lessee shall not pay the cost of such storage within thirty (30) days following Lessor's demand, Lessor may, subject to the provisions of applicable law, sell any or all such property at a public or private sale in such manner and at such times and places as Lessor deems proper, without notice to or demand upon Lessee. Lessee waives all claims for damages caused by Lessor's removal, storage or sale of the property and shall indemnify and hold Lessor free and harmless from and against any and all loss, cost and damage, including without limitation court costs and attorneys' fees. Lessee hereby irrevocably appoints Lessor as Lessee's attorney-in-fact, coupled with an interest, with all rights and powers necessary to effectuate the provisions of this subparagraph.

               (4) Maintain Lessee's right to possession and bring an action or actions from time to time against Lessee, in any court of competent jurisdiction, for all rental and other sums due or becoming due under this Lease, including all damages and costs proximately caused thereby, notwithstanding Lessee's abandonment or vacation of the Demised Premises or other acts of Lessee, as permitted by Section 1951.4 of the California Civil Code or any successor, related or similar provision of law. Such remedy may be exercised by Lessor without prejudice to its right thereafter to terminate this Lease in accordance with the other provisions contained in this Article 19.

               (5) Cause a receiver to be appointed in any action against Lessee and to cause such receiver to take possession of the Demised Premises and to collect the rents derived therefrom. The foregoing shall not constitute an election by Lessor to terminate this Lease unless specific notice of such intent is given.

               (6) Relet the Demised Premises and receive the rent therefor, and in such event, Lessee shall pay Lessor the cost of renovating, repairing and altering the Demised Premises for a new tenant or tenants and any deficiency that may arise by reason of such reletting, on demand, at the address of Lessor specified herein or hereunder, provided, however, the failure or refusal of Lessor to relet the Demised Premises shall not release or affect Lessee's liability for rent or for damages and such rent and damages shall be paid by Lessee on the dates specified herein.

               (7) Lessor may, as agent of Lessee, do whatever Lessee is obligated to do by the provisions of this Lease and may enter the Demised Premises, by force if necessary, without being liable to prosecution or any claim for damages therefor, in order to accomplish this purpose. Lessee agrees to reimburse Lessor immediately upon demand for any expenses which Lessor may incur in thus effecting compliance with this Lease on behalf of Lessee, and Lessee further agrees that Lessor shall not be liable for any damages resulting to Lessee from such action, whether caused by the negligence of Lessor or otherwise.

               Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided at law or in equity.

               To the extent permitted by law, Lessee waives all provisions of, and protection under, any decisions, statutes, rules, regulations and other laws of the State of California to the extent same are inconsistent and in conflict with specific terms and provisions hereof.

CROSS-DEFAULTS
--------------

          20. In the event Lessee or Lessee's subsidiary or affiliate, shall have other leases for other premises in the Building, any default by Lessee under such other leases shall be deemed to be a default herein and Lessor shall be entitled to enforce all rights and remedies as provided for a default herein.

BINDING EFFECT
--------------

          21. This Lease shall inure to the benefit of the successors and assigns of Lessor, and with the written consent of Lessor first had and obtained, but not otherwise, to the benefit of the heirs, executors and/or administrators, successors and assigns of Lessee.

REMEDIES
--------

          22. No act or thing done by Lessor or its agents during the term hereof shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept a surrender of the Demised Premises shall be valid unless made in writing and signed by Lessor. The mention in this Lease of any particular remedy shall not preclude Lessor from any other remedy Lessor might have, either in law or in equity, nor shall the waiver of or redress for any violation of any covenant or condition in this Lease contained or any of the Rules and Regulations attached hereto or hereafter adopted by Lessor, prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Lessor of rent with knowledge of the breach of any covenant in this Lease contained shall not be deemed a waiver of such breach. The failure of Lessor to enforce any of the Rules and Regulations attached hereto, or hereafter adopted, against Lessee and/or any other tenant in the Building shall not be deemed a waiver. Waiver of said Rules of Regulations by Lessor shall be in writing and signed by Lessor.

LEASE EFFECTIVE UPON EXECUTION
------------------------------

          23. Delivery of this Lease, duly executed by Lessee, constitutes an offer to lease the Demised Premises as herein set forth, and under no circumstances shall such delivery be deemed to create an option or reservation to lease the Demised Premises for the benefit of Lessee. This Lease shall only become effective and binding upon execution hereof by Lessor and delivery of a signed copy to Lessee.

QUIET POSSESSION
----------------

          24. Lessor hereby covenants that Lessee, upon paying rent as herein reserved and performing all covenants and agreements herein contained on part of Lessee, shall and may peacefully and quietly have, hold and enjoy the Demised Premises.

IMPROVEMENTS
------------

          25. If any improvements are made with respect to the Demised Premises at the Lessee's expense or under any agreement with the Lessee whereby the Lessee is given an allowance or rent reduction in exchange for Lessor's agreement to install or allow to be installed lease improvements such as by way of example but not limitation, wall coverings, floor coverings or carpet, paneling, doors and hardware, any and all of such improvements shall become the property of the Lessor and shall in no event be removed by Lessee.

          26.  Intentionally Omitted.

CONDITION OF PREMISES
---------------------

          27. Lessee acknowledges that neither Lessor nor any agent of Lessor have made any representation or warranty with respect to the Demised Premises or the Building or with respect to the suitability of either for the conduct of Lessee's business or profession.

SURRENDER OF DEMISED PREMISES
-----------------------------

          28. Lessee shall, upon the expiration or sooner termination of the term hereof, surrender to Lessor the Demised Premises, and all repairs, changes, alterations, additions and improvements thereto, in good order, condition and repair, ordinary wear and tear excepted, clean and free of debris; provided, however, that Lessor may, upon the installation or performance of any of such changes, alterations, additions and improvements, require that Lessee remove same upon such expiration or termination, in which event Lessee shall so remove same at its sole cost and expense. Lessee shall, upon the expiration or sooner termination of the term hereof, and at Lessee's sole cost and expense, remove all movable furniture, equipment, signs and other personal property belonging to Lessee placed in the Demised Premises solely at Lessee's expense. Lessee shall immediately, at its sole cost and expense, repair any damage caused by the removal of any property.

ESTOPPEL CERTIFICATE
--------------------

          29. Lessee shall at any time and from time to time, within ten (10) days after written notice from Lessor, execute, acknowledge and deliver to Lessor a statement in writing substantially in the form attached hereto as Exhibit "C" and hereby made a part hereof, certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), the dates to which the rental and other charges, if any, are paid in advance and the amount of Lessee's security deposit, if any, and acknowledging that there are not, to Lessee's knowledge, any uncured defaults, on the part of Lessor hereunder, and that there are no events or conditions then in existence which, with the passage of time or notice or both, would constitute a default on the part of Lessor hereunder, or specifying such defaults, events or conditions, if any are claimed. It is expressly understood and agreed that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Building or the Project. Lessee's failure to deliver such statement within such time shall, at the option of Lessor, constitute a default under this Lease and, in any event, shall be conclusive upon Lessee that this Lease is in full force and effect without modification except as may be represented by Lessor in any such certificate prepared by Lessor and delivered to Lessee for execution.

SIGNS
-----

          30. (a) Lessee will not place or suffer to be placed or maintained on any exterior door, wall or window of the Demised Premises any sign, awning or canopy, or advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the Demised Premises without first obtaining Lessor's prior written approval and consent in each instance. Lessee further agrees to maintain any such sign, awning, canopy, decoration, lettering, advertising matter or other thing as may be approved, in good condition at all times.

               (b) Subject to the written approval of Lessor and all governmental or regulatory agencies which may have jurisdiction over the Demised Premises, Lessee is hereby granted the right to illuminated eyebrow signage to be located on the first level parapet on the exterior of the easterly side of the southern corner of the Building, said signage to be approximately one and one-half (1-1/2) feet in height and six (6) feet in length (the exact dimensions to be further subject to the approval of Lessor's Building administrator). Lessor shall be solely responsible for all costs incurred in connection with the initial installation of said signage, provided that Lessee shall be solely responsible for all costs associated with maintaining, operating, lighting and otherwise repairing said signage. At the expiration or earlier termination of this Lease, Lessee shall remove said signage, at its sole cost and expense, and repair any damage to the Building or otherwise caused by said removal.

               All costs incurred by Lessor in connection with the installation of said signage shall reduce the remaining Allowance (as defined in the Work Letter).

PERSONAL PROPERTY TAXES
-----------------------

          31. With respect to Lessee's fixtures, furnishings, equipment and all other personal property located in the Demised Premises, Lessee shall pay prior to delinquency all taxes, license fees and other charges assessed against or levied upon such property and when possible shall cause the same to be assessed and billed separately from the property of Lessor, but if same shall be assessed and taxed with the property of Lessor, Lessee shall pay to Lessor its share of such taxes within ten (10) days after Lessor's delivery to Lessee of a statement in writing setting forth the amount of such taxes applicable to Lessee's property. In addition Lessee shall pay promptly when due all taxes imposed upon Lessee's rents, gross receipts, charges and business operations.

SUBORDINATION
-------------

          32. Lessee hereby subordinates this Lease and all rights of Lessee hereunder to any mortgage or mortgages, ground lease or vendor's lien, or similar instruments which now are or which may from time to time be placed upon the Demised Premises covered by this Lease, and such mortgage or mortgages, ground lease or liens or other instruments shall be superior to and prior to this Lease. Notwithstanding the foregoing, Lessor shall have the right to subordinate or cause to be subordinated any such mortgage or mortgages, ground lease or vendor's lien to this Lease. Lessee further covenants and agrees that if the mortgagee or other lien holder acquired the Demised Premises as a purchaser at any such foreclosure sale (any such mortgagee or other lienholder or purchaser at the foreclosure sale being each hereinafter referred to as the "Purchaser at Foreclosure"), Lessee shall thereafter, but only at the option of the Purchaser at Foreclosure, as evidenced by the written notice of its election given to Lessee within a reasonable time thereafter, remain bound by novation or otherwise to the same effect as if a new and identical Lease between the Purchaser at Foreclosure, as Lessor, and Lessee, as tenant, had been entered into for the remainder of the term of the Lease in effect at the institution of the foreclosure proceedings. Lessee agrees to execute any instrument or instruments which may be deemed necessary or desirable further to effect the subordination of this Lease to each such mortgage, lien or instrument or to confirm any election to continue the Lease in effect in the event of foreclosure, as above provided. Lessee hereby irrevocably appoints Lessor as its special attorney-in-fact to execute and deliver any document or documents provided for herein for and in the name of Lessee. Such power, being coupled with an interest, is irrevocable. If, in connection with the obtainment of financing for the Building, the lender requests reasonable modifications hereto as a condition to the furnishing of such financing, Lessee shall not unreasonably withhold or delay its consent thereto, provided that such modifications do not materially increase the obligations of Lessee hereunder or materially adversely affect Lessee's rights hereunder.

SEVERABILITY CLAUSE
-------------------

          33. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable; provided, however, that if in Lessor's reasonable judgment the invalidation or voiding of any such provision or provisions would materially frustrate the reasonable expectations of the parties hereto in entering into this Lease, then Lessor may terminate this Lease and release Lessee from prospective liability hereunder upon sixty (60) days' advance written notice. The caption of each paragraph hereof is added as a matter of convenience only and shall be considered to be of no effect in the construction of any provision or provisions of this Lease.

SECURITY DEPOSIT
----------------

          34. The Security Deposit shall be increased proportionally (a) upon determination of the rentable area of the Demised Premises, to correspond to any resultant increase in the initial Basic Rental amount, and (b) from time to time thereafter to correspond to any increases in Basic Rental. Upon the occurrence of any event of default by Lessee, Lessor may, from time to time, without prejudice to any other remedy use the Security Deposit paid to Lessor by Lessee as herein provided to the extent necessary to make good any arrears of rent and any other damage, injury, expense or liability caused to Lessor by such event of default. If any portion of said deposit is so used or applied, Lessee shall, within five (5) days after written demand therefor, deposit cash with Lessor in an amount sufficient to restore the Security Deposit to its original amount. Lessor shall not be required to keep the Security Deposit separate from its general funds and Lessee shall not be entitled to interest on the Security Deposit. Lessee shall not grant anyone a security interest of any kind in such Security Deposit and no such security agreement shall be binding on Lessor. If Lessee shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof remaining, shall be returned to Lessee at the expiration of the Lease Term and upon Lessee's vacation of the Demised Premises. Such Security Deposit shall not be considered an advance payment of rental or a measure of Lessor's damage in case of default by Lessee.

               In the event Lessor should have good cause to doubt the full and faithful performance of every provision of this Lease by Lessee, Lessor shall have the right to demand that Lessee post an additional Security Deposit in an amount to be reasonably determined by Lessor. Upon the showing by Lessee that this full and faithful performance is no longer in doubt, the additional Security Deposit shall be returned to Lessee.

WAIVER OF SUBROGATION
---------------------

          35. Lessee hereby waives all right of subrogation by any insurance company issuing policies carried by Lessee with respect to the Demised Premises, Lessee's fixtures, personal property, or leasehold improvements, or Lessee's business.

ADJUSTMENT OF RENTAL
--------------------

          36.  (a)  Operating Expenses:

                    (1) The term "Operating Expenses" shall mean all costs of management, operation, security and maintenance of the Project, all accrued and based on a calendar year period, as determined by generally accepted accounting principles, including by way of illustration but not limitation, the following costs and expenses:

                        (A) All costs and expenses of utilities furnished to the Building and/or the Project including, without limitation, all costs and expenses attributable to supply of electrical service, water and sewage service, natural gas, cable television or other electronic or microwave signal reception, telephone service or other communication, steam, heat, cooling, or any other service which is now or in the future considered a utility furnished to the Building and/or the Project;

                        (B) All costs and expenses for insurance obtained by Lessor, labor and supplies, license, permit and inspection fees, all assessments and special assessments due to deed restrictions, declarations and/or owners associations which accrue against the Project, the cost of compensation (including contributions and premiums towards fringe benefits, unemployment, disability and worker's compensation insurance, as well as employment taxes and similar governmental charges) with respect to all persons who perform duties in connection with management, landscaping (including, without limitation, irrigating, trimming, mowing, fertilizing, seeding and replacing plants), janitorial, painting, window washing and general cleaning services, garbage and refuse removal, security services, and any other services related to the operation, maintenance or repair of the Project (as well as the cost of all personal property equipment used in conjunction therewith), costs of clean-up and removal of Hazardous Materials and any fines and penalties imposed by reason of the existence of Hazardous Materials on, in or about the Project, the fair market rental value of the Project management office, management fees, legal services and accounting expenses; and

                        (C) All costs and expenses for (i) audit fees and accounting services incurred in the preparation of statements referred to in this Lease and financial statements, and in the computation of the rents and charges payable by tenants of the Project, and (ii) the improvements, repairs or replacements to the Project or the equipment or machinery used in connection with the Project; including, but not limited to, all costs and expenses, and a reasonable allowance for depreciation (or amortization), related to (x) items intended to result in costs savings, (y) common area interior floor and wall coverings and resurfacing and common area window treatments, and (z) Required Alterations (as defined below). For purposes of the immediately preceding sentence, "Required Alterations" shall mean any changes, alterations or improvements to the common or the Building or any other portion of the Project (including, but not limited to, electrical, mechanical or other systems or components) which Lessor is required to make pursuant to any applicable rule, regulation or law. Notwithstanding the foregoing, (I) any such capital costs which are properly charged to a capital account shall not be included in Operating Expenses in a single year but shall instead be amortized over their useful lives, as determined by Lessor (in its reasonable discretion), and only the annual amortization amount shall be included in the Operating Expenses for a particular year, and (II) any costs related to Required Alterations shall be fully included in Operating Costs in the year in which such charges accrue, or in such year as Lessor pays such charges, as Lessor shall elect.

                    (2) It is agreed that the Basic Rental provided for herein includes Lessee's share of Operating Expenses. If the amount of such Operating Expenses for the Project exceed, in any calendar year after 1994, the amount of Operating Expenses for the Calendar Year 1994 ("Base Year Operating Expenses"), Lessee shall pay its share of the excess in the same manner and with the same intent as stated throughout Article 36. It is further agreed that if the actual Operating Expenses for the Project for any calendar year after 1994 exceed the estimated Operating Expenses for the Project for such year, as set forth in
Article 36(a)(4) below, Lessee shall pay Lessor without reduction or setoff, within ten (10) days of billing, Lessee's share of such excess as additional rental.

                    (3) If the amount of actual Operating Expenses for the Project for the immediately preceding year is less than the estimated Operating Expenses for such year, Lessor shall credit Lessee with Lessee's share of such amount and shall reimburse Lessee by deducting, monthly, from its estimated payments for the current year, one-twelfth (1/12) of such share.

                    (4) It is further agreed and understood that approximately January 1st of each calendar year or as soon thereafter as the information can be obtained, Lessor shall estimate the Operating Expenses for the current calendar year. Lessor shall notify Lessee of such calculations and effective each January 1st, during the Lease Term and on the first (1st) day of each of the succeeding eleven (11) months of each calendar year, Lessee shall pay Lessor one-twelfth (1/12) of its share of the estimated Operating Expenses for the current year.

               (b) Taxes: It is agreed that the Basic Rental provided for herein includes the Lessee's share of all "Real Property Taxes". "Real Property Taxes." "Real Property Taxes" shall include (i) any form of tax or assessment, license fee, license tax, tax or excise on rent or any other levy, charge, expense or imposition made or required by any federal, state, county, city, district or other political subdivision on any interest of Lessor and/or Lessee in the Demised Premises, the Building, or the remainder of the Project, including without limitation, the underlying real property and appurtenances and any tax, fee or assessment charged in lieu thereof; (ii) any fee for services charged by any governmental agency or quasigovernmental agency for any services such as fire protection, street, sidewalk and road maintenance, refuse collection, school systems or other services provided or formerly provided to property owners and residents within the general area of the Project at no cost or minimal cost; (iii) any governmental impositions allocable to or measured by the area of the Demised Premises or the amount of any rent payable under this Lease, including, without limitation, any tax on gross receipts or any excise tax or other charges levied by any federal, state, county, city, district or other governmental agency or political subdivision with respect to rent or upon or with respect to the possession, leasing, operation, maintenance, alteration, repair, use or occupancy of the Demised Premises or any portion thereof; (iv) any impositions by any governmental agency on this Lease transaction or charge with respect to any document to which Lessee is a party creating or transferring an interest or an estate in the Demised Premises; and (v) any increase in any of the foregoing based upon construction of improvements on the Project or changes in ownership (as defined in the California Revenue and Taxation Code) of the Property. Real Property Taxes shall not include taxes on Lessor's net income including state franchise taxes or any inheritance, estate or gift taxes. If the amount of Real Property Taxes exceed, in any calendar year after 1994, the amount of Real Property Taxes for the calendar year 1994 ("Base Year Tax Costs"), Lessee shall pay its share of the excess in the same manner and with the same intent as stated throughout Article 36.

               (c) Lessee's share of the Operating Expenses and Real Property Taxes ("Lessee's Proportionate Share") is 4.223%, which percentage is a reasonable approximation of the percentage that the rentable square footage of the Demised Premises bears to the total rentable square footage in the Building. Operating Expenses and Taxes shall be computed separately.

               (d) If the average occupancy of the Building in any calendar year is less than ninety percent (90%), then the Operating Expenses and Taxes for such year, including the base year, shall be adjusted to reflect the amounts which would have been payable if the occupancy of the Building had been at an average of ninety percent (90%).

               (e) It is further agreed that the provisions of Article 36 shall survive the termination of this Lease and be applicable to such portion of the calendar year as this Lease was in effect.

               (f) In no event shall any provision of this Article 36 result in any reduction in the Basic Rental.

NET WORTH
---------

          37. Lessee shall maintain at all times a net worth in excess of that at the signing of this Lease. If at any time Lessee's net worth should not exceed that amount, Lessee shall notify Lessor of this fact in writing.

DEFAULTS BY LESSEE ON THIRD PARTY AGREEMENT
-------------------------------------------

          38. Lessee shall not default on any of its covenants under any loan agreements, with any lending, mortgage or financial institution. Nor shall Lessee default on any loan or financial agreements with any third party wherein there is an outstanding balance owed by Lessee. Lessee immediately shall advise Lessor in writing if any such default by Lessee should occur.

SALE OF ASSETS
--------------

          39. Lessee shall not transfer any portion of his assets outside the ordinary course of his business so that the effect causes Lessee to default under Article 37 of this Lease.

INTEREST AND LATE CHARGES AND IMPOUNDS
--------------------------------------

          40. Any amount not paid by Lessee to Lessor when due hereunder shall bear interest at a rate (the "Interest Rate") equal to the lesser of (a) the rate per annum announced from time to time by Citicorp, N.A. as its prime rate (or, if such bank fails to announce such a rate, then the prime rate announced by The Chase Manhattan Bank, N.A.) plus four (4) percentage points, or (b) the maximum rate permitted by law, from the due date until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any such failure by Lessee under this Lease. In addition to such interest, if any amount is not paid within five (5) days after same is due, a late charge equal to ten percent (10%) of such amount shall be assessed, which late charge Lessee hereby agrees is a reasonable estimate of the damages Lessor shall suffer as a result of Lessee's late payment, which damages include Lessor's additional administrative and other costs associated with such late payment. The parties agree that it would be impracticable and extremely difficult to fix Lessor's actual damages in such event. Such interest and late charges are separate and cumulative and are in addition to and shall not diminish or represent a substitute for any or all of Lessor's rights or remedies under any other provision of this Lease. If a late charge is payable hereunder, whether or not collected, for any three (3) installments of Basic Rental during any twelve (12) month period or any other monthly obligation of Lessee, then Lessee shall pay to Lessor, if Lessor shall so request, in addition to any other payments required under this Lease, a monthly advance installment, payable at the same time as the monthly rent, as estimated by Lessor, for real property tax and insurance expenses on the Demised Premises which are payable by Lessee under the terms of this Lease. The fund above shall be established to insure payment when due, before delinquency, of any or all such real property taxes and insurance premiums. If the amounts paid to Lessor by Lessee under the provisions of this paragraph are insufficient to discharge the obligations of Lessee to pay such real property taxes and insurance premiums as the same become due, Lessee shall pay to Lessor, upon Lessor's demand, such additional sums necessary to pay such obligations. All moneys paid to Lessor under this paragraph may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a default in the obligations of Lessee to perform under this Lease, then any balance remaining from funds paid to Lessor under the provisions of this paragraph may, at the option of the Lessor, be applied to the payment of real property tax and insurance premiums.

RELOCATION OF LESSEE
--------------------

          41. In the event Lessor reasonably determines it is necessary in order to accommodate a tenant in the Building occupying at least 30,000 rentable square feet, Lessor shall have sole right, at Lessor's expense, to relocate Lessee to comparable, reasonably similar space in the Building (provided in no event shall such space be on a floor lower than the eighth (8th) floor of the Building) upon giving Lessee ninety (90) days prior written notice, and this Lease shall be deemed modified so as to eliminate the Demised Premises hereby leased and to substitute therefor such other premises (and the rentable and usable areas thereof). In such event, in all other respects, this Lease shall remain in full force and effect according to its terms. In connection with the foregoing, Lessor shall pay for all reasonable expenses incurred by Lessee in connection with Lessee's relocation to other office space in the Building.

LESSEE IMPROVEMENTS
-------------------

          42. (a) Lessor shall cause the performance of the Work in the Office Premises pursuant to the terms of the Work Letter.

               (b) Lessor and Lessee shall mutually agree upon the general contractor and subcontractors to perform the Work, provided that in the event of a good faith disagreement as to the selection of said contractor and subcontractors (which cannot be resolved within ten

(10) days after either party notifies the other of its disagreement with the other party's proposed selection(s)), Lessor's selection shall be final and conclusive.

INABILITY TO PERFORM
--------------------

          43. This Lease and the obligations of Lessee hereunder shall not be affected or impaired because Lessor is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike or other labor troubles, or act of God, or any other cause beyond the control of Lessor.

PARKING
-------

          44. Subject to applicable rules and regulations, Lessee shall have parking rights hereunder with respect to such number of its employees' automobiles in the parking facilities of the Building, and at such rental rate(s) and upon auch other terms, as may be specified in subparagraphs (f) and
(g) of the Definitions Section. All of such parking rights shall be exercised by Lessee throughout the entire term hereof. Said parking rights are for the exclusive use of Lessee's officers and employees and Lessee may not sell, assign, sublease or transfer any of its parking righta hereunder. Except as may otherwise be specifically provided in said subparagraph (f) of the Definitions Section or elsewhere in this Lease, Leasee shall not be entitled to any designated, reaerved, assigned or valet parking hereunder. In addition to such rights, Lessee and its invitees shall have the right to use in common with other tenants of the Building and their invitees and the general public any portions of the parking facilities of the Building designated for public use, subject to the rates, rules and regulations, and any other charges, fees and taxes to be collected by Lessor, for such parking facility use. Lessor reserves the right to establish and alter, from time to time, all such rates, rules and regulations.

INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS
---------------------------------------------

          45. This Lease contains all of the agreements of the parties hereto with reapect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. Any written addenda to this Lease, when signed or initialed by the contracting parties, shall be deemed a part of this Lease to the same full extent as if incorporated herein.

AUTHORITY
---------

          46. If Lessee is a corporation, trust or partnership, each individual executing this Lease on behalf of Leasee represents and warrants that he or she is duly authorized to so execute and deliver this Lease. If Lessee is a corporation, trust or partnership, it shall, within ten (l0) days after execution of this Lease, deliver to Lessor satisfactory evidence of such authority. If Lessee is a corporation, it shall, upon demand by Lessor, also deliver to Lessor satisfactory evidence of (a) good standing in Lessee's state of incorporation, and (b) qualification to do business in California.

BASIC RENTAL CREDIT
-------------------

          47. Provided Lessee is not in default under any of the terms, covenants and conditions of the Lease, beyond any applicable cure periods, Lessee shall be credited with the payment of Basic Rental with respect to the Demised Premises in the amount $9,072.30 for months one (l) through three (3), inclusive, of the Lease Term (collectively, the "Rent Credits"). No such Basic Rental credit shall reduce the amount of additional rent which is otherwise payable by Lessee under this Lease. Lessee understands and agrees that the foregoing rental credit is conditioned upon Lessee's not having wrongfully terminated this Lease or Lessor not having terminated this Lease by reason of Lessee's material default hereunder (each such termination, a "Trigger Event"). Accordingly, (a) upon the occurrence of any Trigger Event during any portion of the rental credit period, the foregoing rental credit shall be null and void, and all of the Basic Rental which, in the absence of such rental credit, would have been payable during such period up to the date of the Trigger Event shall become immediately due and payable by Lessee and Lessee shall pay Basic Rental during the remainder of such rental credit period as such Basic Rental would have become due and payable in the absence of such rental credit provision, and
(b) upon the occurrence of any Trigger Event after the rental credit period, all Basic Rental which would have been payable during such rental credit period in the absence of such rental credit shall become immediately due and payable by Lessee.

LESSEE'S RIGHT TO CANCEL
------------------------

          48. Lessee shall have a one-time right to terminate this Lease effective on the last day of the sixtieth (60th) month of the Lease Term (the "Cancellation Date"), provided (i) Lessee notifies Lessor in writing (the "Cancellation Notice") of its exercise of its termination right no later than the last day of the fifty-fourth (54th) month of the Lease Term, and (ii) Lessee is not in material default under any of the terms and conditions of this Lease as of either the date Lessor receives the Cancellation Notice or as of the Cancellation Date. The Cancellation Notice must be sent to Lessor via certified mail, return receipt requested, postage pre-paid or via recognized overnight courier. If Lessee exercises the foregoing termination right, Lessee shall pay to Lessor, on or before thirty (30) days prior to the Cancellation Date, an amount equal to $145,000, which amount is hereby stipulated by the parties to equal the unamortized fees and costs incurred by lessor in connection with procuring Lessee with respect to the Demised Premises and preparing the Demised Premises for Lessee's occupancy.

GENDER
------

          49. Throughout this Lease the masculine gender shall be deemed to include the feminine and the neuter, the singular shall be deemed to include the plural, and vice versa.

ACCORD AND SATISFACTION
-----------------------

          50. No payment by Lessee or receipt by Lessor of a lesser amount than that stipulated herein for rent, additional rent or any other charge shall be deemed to be other than on account of the earliest stipulated rent, additional rent or other charge then due, nor shall any endorsement or statement on a check or letter accompanying any check or payment be deemed an accord and satisfaction and Lessor may accept such check or payment without prejudice to Lessor's rights to recover the balance of such rent, additional rent or other charges or pursue any other remedy in this Lease, at law or in equity.

TIME OF ESSENCE
---------------

          51. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

TIMING RE EXECUTION BY LESSEE
-----------------------------

          52. This Lease shall not be effective unless Lessee signs this Lease within twenty-one (21) days from the date hereof.

NON-DISCRIMINATION
------------------

          53. Lessee covenants by and for itself, its successors and assigns, and all persons claiming under or through them, and this Lease is made and accepted upon and subject to the following conditions: That there shall be no discrimination against or segregation of any person or group of persons, on account of sex, marital status, age, race, color, religion, creed, national origin or ancestry, in the leasing, subleasing, renting, transferring, use, occupancy, tenure or enjoyment of the Demised Premises herein leased, nor shall Lessee itself, or any person claiming under or through it, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lesseee, sublessees, sub-tenants or vendees in the Demised Premises.

BROKERS
-------

          54. Lessor and Lessee each warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of thia Lease, excepting only Cushman & Wakefield of California, Inc. ("Lessor's Broker"), and that he knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Lessor shall pay any commissions or fees that are payable to Lessor's Broker with respect to this Lease in accordance with the provisions of a separate commission contract. Lessor shall have no further or separate obligation for payment of commissions or fees to any other real estate broker, finder or intermediary. Subject to the foregoing, each party hereto shall indemnify and hold harmless the other party hereto from and against any and all losses, damages, liabilities, costs and expenses (including, but not limited to, reasonable attorneys' fees and related costs) resulting from any claims that may be asserted against such other party by any real estate broker, finder or intermediary arising from any act of the indemnifying party in connection with this Lease.

CONSENT TO JURISDICTION
-----------------------

          55. This Lease ahall be governed by and interpreted, construed and enforced in accordance with the laws of the State of California and the United States of America (without regard to the conflicts of law rules of such state). No conflicts of law rules of any state or country (including, without limitation, California conflicts of law rules) shall be applied to result in the application of any substantive or procedural laws of any state or country other than California. All controversies, claims, actions or causes of action arising between the parties hereto and/or their respective successors and assigns, shall be brought, heard and adjudicated by the courts of the State of California, with venue in the County of Loa Angeles. Each of the parties hereto hereby consents to personal jurisdiction by the courts of the State of California in connection with any auch controversy, claim, action or cause of action, and each of the parties hereto consents to service of process by any means authorized by California law and consents to the enforcement of any Judgment so obtained in the courts of the State of California on the same terms and conditions as if such controversy, claims, action or cause of action had been originally heard and adjudicated to a final Judgment in such courts. Each of the parties hereto further acknowledges that the laws and courts of California were freely and voluntarily chosen to govern this Lease and to adjudicate any claims or disputes hereunder.

AGENT POR SERVICE OF PROCESS
----------------------------

          56. Lessee represents and warrants to Leasor that it presently has an agent for service of process designated in Los Angeles at the following address:
6151 West Century Boulevard, Suite 1200, Los Angeles, California 90045. Lessee shall continue to maintain an agent for service of process in Los Angeles during the Lease Term, as same may be extended or renewed, and Lessee shall promptly notify Lessor of any change in the designation and/or address of the agent for service of process.

NOTICES
-------

          57. Any notice required or permitted to be given hereunder by one party to the other shall be deemed to be given when (i) personally served, or
(ii) deposited in the United States Mail, with sufficient postage prepaid, addressed to the respective party to whom notice is intended to be given at the following address of such party:

          If to Lessor:

               Realty Holdings of America
               Attn:  Mr. Jack Genede/Mr. Richard Ader
               1370 Avenue of the Americas, Suite 3300
               New York, New York  10019

                    cc:  Cushman & Wakefield of California, Inc.
                         9841 Airport Boulevard, Suite 1510
                         Los Angeles, California  90045

          If to Lessee:

               Cheap Tickets, Inc.
               738 Kaheka Street, Suite 301
               Honolulu, Hawaii  96814
               Attn:  Mr. Mike Hartley

                    cc:  Cheap Tickets, Inc.
                         6151 West Century Boulevard
                         Suite 1200
                         Los Angeles, California  90045

Either party hereto shall have the right to change the address or addresses to which notices shall thereafter be sent by giving notice to the other party as aforesaid.

CONFIDENTIALITY
---------------

          58. This Lease and the covenants, obligations, conditions and other terms contained herein, as well as all related documents and information provided pursuant to the terms herein (collectively, the "Lease Documents and Information") are confidential information. Lessee agrees to keep the Lease Documents and Information strictly confidential and not to disclose such matters to any other landlord, tenant, prospective tenant, broker or any other person, except that Lessee may disclose such confidential information to Lessee's financial, legal and space planning consultants. Without limiting the generality of the foregoing, Lessee shall require such consultants, to similarly maintain the Lease Documents and Information in strict confidence and shall prohibit such consultants from making any public or private statements regarding same.

FIRST RIGHT OF OFFER
--------------------

          59. Lessee shall have the right, at any time during the Lease Term, to notify Lessor in writing ("Lessee's Origination Notice") of Lessee's desire to receive Lessor's Availability Notice(s) (defined below) in accordance with the terms of this Article 59 for the immediately succeeding six (6) month period commencing on the date of Lessee's Origination Notice. At the expiration of any applicable six (6) month period, Lessee ahall have the right to deliver a new Lessee's Origination Notice to Lessor for the ensuing six (6) month period. If during any particular six (6) month period after Lessor has received Lessee's Origination Notice Lessor receives an acceptable and bonafide (as determined in Lessor's sole discretion) written offer from a third party to lease any portion of the eleventh (llth) floor of the Building (together and individually, the "Expansion Space"), then prior to accepting such offer, Lessor shall notify Leasee in writing of the availability of the offered Expanaion Space ("Lessor's Availability Notice"); provided that Lessee's rights to such Expansion Space are expressly subject and inferior to any right relating to the Expansion Space previously granted to any other person or entity. Within five (5) business days following Lessor's delivery of Lessor's Availability Notice to Lessee, Lessee must deliver to Lessor its unmodified written acceptance of the Expansion Space on the same terms and conditions as are contained in the Lease with respect to the Demised Premises (including a rental rate equal to $.940 per rentable square foot and a lease term which is co-terminus with the Lease Term for the Demised Premises), except that (i) the tenant improvement allowance (including any moving allowance which is a part thereof) and free rent with respect to the Expansion Space shall respectively equal the Allowance and Rent Credits provided by Lessor with respect to the Demised Premises, each multiplied by a fraction, the numerator of which is the number of months remaining in the Lease Term as of the commencement of the lease term with respect to the Expansion Space, and the denominator of which is one hundred twenty (120); (ii) the number of unreserved parking spaces provided to Lessee under this Lease shall be increased by the product of (A) the number of rentable square feet contained in the Expansion Space, multiplied by (B) .008 (and such spaces shall be at the rate set forth in Paragraph (g) of the Definitions Section of this Lease during the remainder of the initial Lease Term); (iii) Lessee's Proportionate Share shall be proportionately increased based upon the additional square footage contained in the Expansion Space; and (iv) the lease term with respect to the Expansion Space shall commence on the earlier of the date Lessee first occupies the Expansion Space or the substantial completion of the tenant improvement work to be performed in the Expansion Space (which tenant improvement work shall be mutually agreed upon by Lessor and Lessee and, except as otherwise set forth in this Article 59, performed in accordance with the terms of the Work Letter).

               Lessee's failure to timely deliver such unmodified written acceptance to Lessor shall be deemed Lessee's disapproval of such offer. If Lessee disapproves such offer, then (i) Lessor may (but is not obligated to) lease the offered Expansion Space to such third party or to any other party upon any terms, and (ii) this right of first refusal shall terminate and be of no further force and effect as to the offered Expansion Space.

COMMON AREA IMPROVEMENTS.
------------------------

          60. Lessor, at its sole cost and expense, agrees to perform the following improvement work to the common areas on the twelfth (12th) floor of the Building in accordance with Building standards and procedures: (i) install Lessor's Building standard new carpeting in the area in front of the elevators and in the hallway leading to the Demised Premises; and (ii) paint the interior walls with one (1) coat of new paint, in a color to be selected by Lessor. Lessor shall commence the foregoing improvement work after the date which is thirty (30) days after the Commencement Date.

          IN WITNESS WHEREOF this Lease is entered into by the parties hereto on the date and year first set forth above.


LESSOR:                                                        LESSEE:
Airport Center Associates Limited Partnership,                 CHEAP TICKETS, INC.,
a Connecticut Limited Partnership,                             a Hawaii corporation

By:  DRAHCIR REALTY CORP.                                      By:   /s/  Michael J. Hartley
                                                                     ----------------------------
By   /s/                                                             Its:  Vice President
   ----------------------------
   Vice President                                              By:   /s/  Sandra T. Hartley
                                                                     ----------------------------
Dated:   3/31/94                                                     Its:  President
         ----------------------
                                                               Dated:   3-9-94
                                                                       --------------------------

                               ADDENDUM TO LEASE
                               -----------------

     This Addendum to Lease ("Addendum") is dated as of January 19, 1994, by and between Airport Center Associates Limited Partnership, a Connecticut limited partnership ("Lessor"), and Cheap Tickets, Inc., a Hawaii corporation ("Lessee"). In the event of any inconsistencies between the terms of this Addendum and the terms of that certain Lease Agreement (the "Lease") of even date herewith between Lessor and Lessee to which this Addendum is attached, the terms of this Addendum shall govern and control. Pursuant to this Addendum, the Lease is amended, modified and supplemented as follows:

     1. Article 61 is hereby added to the Lease to read as follows in its entirety:

          "61.  Early Occupancy.  Lessee shall have the right to occupy the
                ---------------
          Demised Premises for the period commencing on the substantial completion of the Work and ending on the date which is the Commencement Date (such period to be hereinafter referred to as the "Early Occupancy Period"), in order to conduct its business operations thereon. Lessee shall not be responsible for the payment of basic rent or other additional rent during the Early Occupancy Period, but shall be subject to all of the other terms and conditions of this Lease, including but not limited to, those set forth in Articles 7, 17, 19 and 36."

                                  EXHIBIT "A"

          [Diagram Description: The office plan of Suite No. 1200 of the building at 6151 West Century Boulevard, Los Angeles, California.]

                                  EXHIBIT "B"

                     BUILDING RULES AND AGREED REGULATIONS
                     -------------------------------------

          1. Lessee agrees to make a deposit, in an amount fixed by Lessor from time to time, for each key issued by Lessor to Lessee for its offices, and upon termination of this Lease to return all keys to Lessor.

          2. Directories will be placed by Lessor, at its own expense, in conspicuous places in the Building. No other directories shall be permitted unless previously consented to by Lessor in writing.

          3. Lessee will refer all contractors, contractor's representatives and installation technicians, rendering any service to Lessee, to Lessor for Lessor's supervision, approval, and control before performance of any contractual service. This provision shall apply to all work performed in the Building including installations of telephones, telegraph equipment, electrical devices and attachments, and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

          4. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Lessee of any merchandise or materials which require use of elevators or stairways, or movement through Building entrances or lobby shall be restricted to hours designated by Lessor. All such movement shall be under supervision of Lessor and in the manner agreed between Lessee and Lessor by prearrangement before performance. Such prearrangement initiated by Lessee will include determination by Lessor and subject to its decision and control, as to the time, method, and routing of movement and as to limitations imposed for safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building. Lessee is to assume all risk as to damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property, and personnel or Lessor, if damaged or injured as a result of acts in connection with carrying out this service for Lessee, from time of entering property to completion of work, and Lessor shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from any act in connection with such service performed for Lessee.

          5. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors, or other parts of the Building, except of color, size and style and in such places, as shall be first approved in writing by Lessor. No nails, hooks or screws shall be driven or inserted in any part of the Building, except by the Building maintenance personnel, nor shall any part be defaced by Lessee. All signs will be contracted for by Lessor at the rate fixed by Lessor from time to time, and Lessee will be billed and pay for such service accordingly.

          6. No portion of Lessee's area or any other part of the Building shall at any time be used or occupied as sleeping or lodging quarters.

          7. Lessee shall not place, install or operate in the Demised Premises or in any part of the Building, any engine or machinery, or maintain, use or keep any inflammable, explosive, or hazardous material without consent of Lessor.

          8. Lessor will not be responsible for lost or stolen personal property, equipment, money, or jewelry from Lessee's area or public rooms regardless of whether such loss occurs when the area is locked against entry or not.

          9. No birds or animals shall be brought into or kept in or about the Building.

          10. Employees of Lessor shall not receive or carry messages for or to Lessee or other person, nor contract with or render free or paid services to Lessee's agents, employees, or invitees.

          11. Lessor will not permit entrance to Lessee's offices by use of pass keys controlled by Lessor to any person at any time without written permission by Lessee, except employees, contractors, or service personnel directly supervised by Lessor.

          12. The entries, passages, doors, elevators, elevator doors, hallways or stairways shall not be blocked or obstructed; no rubbish, litter, trash, or material of any nature shall be placed, emptied or thrown into these areas; and such areas shall not be used at any time except for ingress or egress by Lessee, Lessee's agents, employees, invitees or visitors to or from the Demised Premises.

          13. Plumbing fixtures and appliances shall be used only for purposes for which constructed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Lessee shall be repaired and replaced at Lessee's sole cost and expense, and Lessor shall not in any case be responsible therefor.

          14. Lessee shall not do, or permit anything to be done in or about the Building, or bring or keep anything therein, that will in any way increase the rate of fire or other insurance on the Building, or on property kept therein, or obstruct or interfere with the rights of, or otherwise injure or annoy, other tenants, or do anything in conflict with the valid pertinent laws, rules or regulations of any governmental authority.

          15. Lessor desires to maintain the highest standards of environmental comfort and convenience for the tenantry. It will be appreciated if any undesirable conditions or lacks of courtesy or attention are reported directly to the management.

          16. The work of the janitor or cleaning personnel shall not be hindered by Lessee after 5:30 p.m. and such work may be done at any time when the offices are vacant; the windows doors, and fixtures may be cleaned at any time. Lessee shall provide adequate waste and rubbish receptacles, cabinets, book cases, map cases, etc., necessary to prevent unreasonable hardship to Lessor in discharging its obligation regarding cleaning service.

          17. Lessor shall have the right to determine and prescribe the weight and proper position of any unusually heavy equipment including safes, large files, etc., that are to be placed in the Building, and only those which in the opinion of Lessor might not with reasonable probability do damage to the floors, structure and/or freight elevator, may be moved into said Building. Any damage occasioned in connection with the moving or installing of such aforementioned articles in said Building or the existence of same in said Building shall be paid for by Lessee, unless otherwise covered by insurance.

          18. Lessor shall have the right to prohibit the use of the name of the Building or any other publicity by Lessee, which, in Lessor's opinion, tends to impair the reputation of the Building or its desirability for the executive offices of Lessor or of other lessees, and, upon written notice from Lessor, Lessee will refrain from or discontinue such publicity.

          19. The Demised Premises shall not be used for lodging, sleeping, or for any immoral or illegal purpose or for any purpose that will damage the Demised Premises or the reputation thereof, or for any purpose other than that specified in the Lease covering the Demised Premises.

          20. The Demised Premises shall not contain a stove, hot plate or similar heating appliance. Notwithstanding the foregoing, a microwave, coffee maker and toaster oven shall be allowed in the Demised Premises so long as the same are separately electrically circuited.

          21. The foregoing rules and regulations will be reasonably and not arbitrarily enforced by Lessor.

                                  EXHIBIT "C"

                      GENERAL ELECTRIC CAPITAL CORPORATION
                      ------------------------------------
                         TENANT'S ESTOPPEL CERTIFICATE
                         -----------------------------

PREMISES:     6151 West Century Boulevard, Suite 1200
              Los Angeles, California 90045

LESSOR: Airport Center Associates Limited Partnership, a Connecticut Limited Partnership

LEASE DATED:  As of January 19, 1994 ("LEASE")

DATE:

The undersigned, Lessee, hereby certifies to General Electric Capital Corporation ("GECC") that:

          1. Lessee has accepted possession of the premises pursuant to the Lease. A true and accurate copy of the Lease is attached hereto as Exhibit A. The Lease term commenced on________, and the termination date of the Lease is the date which is one (1) day immediately preceding the date which is the commencement of the one hundred twenty-fourth (124th) month of the Lease Term, excluding renewals and extensions.

          2. Any improvements required by the terms of the Lease to be made by Lessor have been completed to the satisfaction of Lessee in all respects, and Lessor has fulfilled all of its duties under the Lease.

          3. The Lease has not been assigned, modified, supplemented or amended in any way. The Lease constitutes the entire agreement between the parties and there are no other agreements between Lessor and Lessee concerning the Premises. The undersigned does not have any option or preferential right to purchase all or any part of the Premises or the Building of which the premises are a part or any right, title or interest with respect to the Premises or such Building other than as Lessee under the Lease.

          4. The Lease is valid and in full force and effect, and, to the best of Lessee's knowledge, neither Lessor nor Lessee is in default thereunder. Lessee has no defense, setoff or counterclaim against Lessor arising out of the Lease or in any way relating thereto, or arising out of any other transaction between Lessee and Lessor, and no event has occurred and no condition exists, which with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

          5. No rent or other sum payable under the Lease has been paid more than one month in advance.

          6. Subject to the terms of Article 47 of the Lease, the minimum monthly rent presently payable under the Lease is $9,072.30.

          7. Lessee acknowledges that Lessee has received notice that the Lease will be assigned to GECC, and Lessee has received no notice of a prior assignment, hypothecation or pledge of the Lease or the rents, under the provisions of the assignment, the Lease cannot be terminated (either directly or by the exercise of any option which could lead to termination) or modified in any of its terms, or consent be given to the release of any party having liability thereunder, without the prior written consent of GECC, that without such consent, no rent may be collected or accepted more than one month in advance and that the interest of the Lessor in the Lease has been assigned to GECC solely as security for the purposes specified in the assignment and GECC assumes no duty, liability or obligations whatever under the Lease or any extension or renewal thereof.

          8. Lessee hereby acknowledges and agrees that if GECC shall succeed to the interest of Lessor under the Lease, GECC shall assume (only while owner of and in possession or control of the building of which the Premises are a part) and perform all of the Lessor's obligations under the Lease, but shall not be liable for any act or omission of any prior landlord (including the present landlord), liable for the return of any security deposit, subject to any offset or defense which Lessee may have against any such prior landlord, bound by any rent or additional rent Lessee may have paid for more than the current month to any such prior landlord or bound by any assignment, surrender, termination, cancellation, waiver, release, amendment or modification of the Lease made without its express written consent.

          9. Lessee shall give GECC prompt written notice of any default of Lessor under the Lease, if such default entitles Lessee, under law or otherwise, to terminate the Lease, reduce rent or credit or offset any amount against future rents and shall give GECC reasonable time (but in no event less than 90 days after receipt of such notice) to cure or commence during such default prior to exercising (and as a condition precedent to its right to exercise) any right Lessee may have to terminate the Lease, reduce rent or credit or offset any amounts against the rent. Lessee shall given written notice to any successor in interest of GECC, transferee who acquired the property by deed in lieu of foreclosure or any successor or assign thereof (collectively, the "Mortgagee").

          10. Lessee shall not look to the Mortgagee, as mortgagee, mortgagee in possession, or successor in title to the Mortgaged Property, in connection with the return of or accountability with respect to any security deposit required by Lessor, unless said sums have actually been received by Mortgagee as security for Lessee's performance under the Lease.

          11. Lessee shall neither suffer nor itself manufacture, store, handle, transport, dispose of, spill, leak or dump any toxic or hazardous waste, waste product or substance (as they may be defined in any federal or state statute, rule or regulation pertaining to or governing such waste products or substances) on the Mortgaged Property at any time during the term, or extended term, of the Lease.

          12. All notices and other communications from Lessee to GECC shall be in writing and shall be delivered or mailed by registered mail, postage paid, return receipt requested, addressed to GECC at:

          General Electric Capital Corporation
          7700 Irvine Center Drive, Suite 500
          Irvine, California 92718
          Attention: Investment Manager

Or at such other address as GECC, a successor, purchaser or transferee shall furnish to Lessee in writing.

                              LESSEE:

                              Cheap Tickets, Inc., a Hawaii corporation

                              By: _______________________________________
                                  Its: __________________________________

                              By: _______________________________________
                                  Its:___________________________________

                                  EXHIBIT "D"

                             WORK LETTER AGREEMENT
                             ---------------------

                             [Lessor Performs Work]
                                  [Allowance]

          This Work Letter Agreement ("Work Letter") is executed simultaneously with that certain Lease Agreement (the "Lease") between Cheap Tickets, Inc., a Hawaii corporation, as "Lessee", and Airport Center Associates Limited Partnership, a Connecticut limited partnership, as "Lessor", relating to demised premises (the "Demised Premises") at the building commonly known as 6151 West Century Boulevard, Suite 1200, Los Angeles, California (the "Building"), which Demised Premises are more fully identified in the Lease. Capitalized terms used herein, unless otherwise defined in this Work Letter, shall have the respective meanings ascribed to them in the Lease.

          For and in consideration of the agreement to lease the Demised Premises and the mutual covenants contained herein and in the Lease, Lessor and Lessee hereby agree as follows:

          1. Lessee's Initial Plans: the Work.  Lessee desires Lessor to perform
             --------------------------------
certain leasehold improvement work in the Office Premises (as defined in the Lease) in substantial accordance with a plan or plans (collectively, the "Plans") to be mutually agreed upon by Lessor and Lessee. Such work, as shown in the Plans and as more fully detailed in the Working Drawings (as defined and described in Paragraph 2 below), shall be hereinafter referred to as the "Work". The Work shall include, but not be limited to, the installation of a separate HVAC unit (the "HVAC Unit") in the office within the Office Premises in which Lessee's computerized phone system will be located. As soon as reasonably practicable, Lessee shall furnish to Lessor such additional plans, drawings, specifications and finish details as Lessor may reasonably request to enable Lessor's architect, and Lessor's engineers to prepare mechanical, electrical and plumbing plans and to prepare the Working Drawings, including a final telephone layout and special electrical connection requirements, if any. All plans, drawings, specifications and other details describing the Work which have been or are hereafter furnished by or on behalf of Lessee shall be subject to Lessor's approval, which Lessor agrees shall not be unreasonably withheld. Lessor shall not be deemed to have acted unreasonably if it withholds its approval of any plans, specifications, drawings or other details or of any Additional Work (as defined in Paragraph 7 below) because, in Lessor's reasonable opinion, the Work, as described in any such item, or the Additional Work, as the case may be: (a) is likely to adversely affect Building systems, the structure of the Building or the safety of the Building and/or its occupants; (b) might impair Lessor's ability to furnish services to Lessee or other tenants in the Building; (c) would increase the cost of operating the Building; (d) would violate any governmental laws, rules or ordinances (or interpretations thereof); (e) contains or uses hazardous or toxic materials or substances; (f) would adversely affect the appearance of the Building; (g) might adversely affect another tenant's premises; (h) is prohibited by any ground lease affecting the Building or any mortgage, trust deed or other instrument encumbering the Building; or (i) is likely to be substantially delayed because of unavailability or shortage of labor or materials necessary to perform such work or the difficulties or unusual nature of such work. The foregoing reasons, however, shall not be the only reasons for which Lessor may withhold its approval, whether or not such other reasons are similar or dissimilar to the foregoing. Neither the approval by Lessor of the Work or the Plans or any other plans, drawings, specifications or other items associated with the Work nor Lessor's performance, supervision or monitoring of the Work shall constitute any warranty by Lessor to Lessee of the adequacy of the design for Lessee's intended use of the Office Premises.

          2.  Working Drawings.  If necessary for the performance of the Work,
              ----------------
Lessor shall prepare or cause to be prepared final working drawings and specifications for the Work (the "Working Drawings") based on and consistent with the Plans and the other plans, drawings, specifications, finish details and other information furnished by Lessee to Lessor and approved by Lessor pursuant to Paragraph 1 above. So long as the Working Drawings are consistent with the Plans, Lessee shall approve the Working Drawings within three (3) days after receipt of same from Lessor by initialing and returning to Lessor each sheet of the Working Drawings or by executing Lessor's approval form then in use, whichever method of approval Lessor may designate.

          3.  Performance of the Work; Allowance.  Except as hereinafter
              ----------------------------------
provided to the contrary, and subject to the review and approval of all applicable governmental authorities having jurisdiction for compliance with building, fire, safety and zoning codes, Lessor shall cause the performance of the Work using (except as may be stated or shown otherwise in the Working Drawings) building standard materials, quantities and procedures then in use by Lessor ("Building Standards"). Lessor shall pay for a portion of the "Cost of the Work" (as defined below) in an amount not to exceed the Allowance (as defined below), and Lessee shall pay for the entire Cost of the Work, if any, in excess of the Allowance. In the event that the amount of the Allowance exceeds the Cost of the Work, Lessee shall not be entitled to such excess or to a credit against future rent due and owing under the Lease in the amount of such excess, but rather said excess funds shall belong to and be the sole property of Lessor. For purposes of this Agreement, the term "Cost of the Work" shall mean and include any and all costs and expenses of the Work, including, without limitation, (i) the cost of the Working Drawings, (ii) design fees for the preparation of the Working Drawings, (iii) the mechanical, engineering and space planning costs with respect to the Work, and (iv) the cost of all labor (including overtime) and materials constituting the Work, including permit or other governmental fees, overhead and contractor profit included in the fabrication, acquisition, construction and installation of the Work.

          Notwithstanding anything to the contrary contained in this Work Letter, for purposes of this Work Letter, the term "Allowance" shall mean an amount equal to Two Hundred Fifty Thousand Nine Hundred Dollars ($250,900), as such amount may be reduced pursuant to Section 30(b) of the Lease, the immediately succeeding sentence and the terms of Paragraph 9 of this Work Letter. Notwithstanding anything to the contrary contained in this Work Letter, the Allowance shall be reduced by the sum of all costs incurred by Lessee in connection with its physical move into the Demised Premises, but only to the extent Lessor reimburses Lessee therefor pursuant to the terms of Paragraph 9 of this Work Letter.

          4.  Payment.  Prior to commencing the Work, Lessor shall submit to
              -------
Lessee a written statement of the total Cost of the Work (which shall include the amount of any overtime projected as necessary to substantially complete the Work by May 1, 1994), as then known by Lessor, and such statement shall indicate the amount, if any, by which the total Cost of the Work exceeds the Allowance (the "Excess Costs"). Lessee agrees, within three (3) days after submission to it of such statement, to execute and deliver to Lessor, in the form then in use by Lessor, an authorization to proceed with the Work, and Lessee shall also then pay to Lessor an amount equal to the Excess Costs. No Work shall be commenced until Lessee has fully complied with the preceding provisions of this Paragraph
4. In the event, and each time, that any change order by Lessee, unknown field condition, delay caused by acts beyond Lessor's control or other event or circumstance causes the Cost of the Work to be increased after the time that Lessor delivers to Lessee the aforesaid initial statement of the Cost of the Work, Lessor shall deliver to Lessee a revised statement of the total Cost of the Work, indicating the revised calculation of the Excess Costs, if any. Within three (3) days after submission to Lessee of any such revised statement, Lessee shall pay to Lessor an amount equal to the Excess Costs, as shown in such revised statement, less the amounts previously paid by Lessee to Lessor on account of the Excess Costs, and Lessor shall not be required to proceed further with the Work until Lessee has paid such amount. Delays in the performance of the Work resulting from the failure of Lessee to comply with the provisions of this Paragraph 4 shall be deemed to be delays caused by Lessee.

          5.  Substantial Completion.  Lessor shall use its reasonable efforts
              ----------------------
to cause the Work to be "substantially completed" on or before May 1, 1994, subject to delays caused by strikes, lockouts, boycotts or other labor problems, casualties, discontinuance of any utility or other service required for performance of the Work, unavailability or shortages of materials or other problems in obtaining materials necessary for performance of the Work or any other matter beyond the control of Lessor (or beyond the control of Lessor's contractors or subcontractors performing the Work) and also subject to "Lessee Delays" (as defined and described in Paragraph 6 of this Work Letter). The Work shall be deemed to be "substantially completed" for all purposes under this Work Letter and the Lease upon the earlier of the date Lessee first takes occupancy of the Demised Premises, or Lessor's architect issues a written certificate to Lessor and Lessee, certifying that the Work has been substantially completed (i.e., completed except for "punchlist" items listed in such architect's certificate) in substantial compliance with the Working Drawings such that Lessee can legally occupy the Demised Premises and utilize same for the purposes intended under the Lease. If the Work is not deemed to be substantially completed on or before May 1, 1994, (a) Lessor agrees to use reasonable efforts to complete the Work as soon as practicable thereafter, (b) the Lease shall remain in full force and effect, except that, subject to the succeeding sentence, the Commencement Date (as defined in the Lease) shall not occur until the substantial completion of the Work, and (c) Lessor shall not be deemed to be in breach or default of the Lease or this Work Letter as a result thereof and Lessor shall have no liability to Lessee as a result of any delay in occupancy (whether for damages, abatement of Rent or otherwise). Notwithstanding the foregoing, in the event the Work is not substantially complete by May 1, 1994, as a result of a Lessee Delay (defined below), the Work shall be deemed to be substantially complete on the date that construction of the Work would have been substantially complete, but for Lessee's Delay (as reasonably determined by Lessor). Lessor agrees to use reasonable diligence to complete all punchlist work listed in the aforesaid architect's certificate promptly after substantial completion.

          6.  Lessee Delays.  The following shall constitute "Lessee Delays":
              -------------

                   (i) the failure of Lessee to timely furnish all or any plans, drawings, specifications, finish details or the other information required under Paragraph 1 above;

                   (ii) the failure of Lessee to grant approval of the Working Drawings within the time required under Paragraph 2 above;

                   (iii) the failure of Lessee to comply with the requirements of Paragraph 4 above;

                   (iv) Lessee's requirements for special work or materials, finishes, or installations other than the Building Standards or Lessee's requirements for special construction staging or phasing;

                   (v) the performance of any Additional Work (as defined in Paragraph 7 below) requested by Lessee or the performance of any work in the Demised Premises by any person, firm or corporation employed by or on behalf of Lessee, or any failure to complete or delay in completion of such work;

                   (vi) any act attributable to Lessee's architect or any employees, representatives or agents of Lessee's architect; or

                   (vii) any other act or omission of Lessee.

          7.  Additional Work.  Upon Lessee's request and submission by Lessee
              ---------------
(at Lessee's sole cost and expense) of the necessary information and/or plans and specifications for work other than the Work described in the Working Drawings ("Additional Work") and the approval by Lessor of such Additional Work, which approval Lessor agrees shall not be unreasonably withheld, Lessor shall perform such Additional Work, at Lessee's sole cost and expense, subject, however, to the following provisions of this Paragraph 7. Prior to commencing any Additional Work requested by Lessee, Lessor shall submit to Lessee a written statement of the cost of such Additional Work, which cost shall include a fee payable to Lessor in the amount of 10% of the total cost of such Additional Work as compensation to Lessor for monitoring the Additional Work, including administration, overhead and field supervision associated with the Additional Work (such fee being hereinafter referred to collectively as "Lessor's Additional Compensation"), and, concurrently with such statement of cost, Lessor shall also submit to Lessee a proposed tenant extra order (the "TEO") for the Additional Work in the standard form then in use by Lessor. Lessee shall execute and deliver to Lessor such TEO and shall pay to Lessor the entire cost of the Additional Work, including Lessor's Additional Compensation (as reflected in Lessor's statement of such cost), within five (5) days after Lessor's submission of such statement and TEO to Lessee. If Lessee fails to execute or deliver such TEO or pay the entire cost of such Additional Work within such 5-day period, then Lessor shall not be obligated to do any of the Additional Work and may proceed to do only the Work, as specified in the Working Drawings.

          8.  Lessee Access.  Lessor will grant to Lessee a license to have
              -------------
access to the Demised Premises prior to the substantial completion of the Work to allow Lessee to do other work required by Lessee to make the Demised Premises ready for Lessee's use and occupancy (the "Lessee's Pre-Occupancy Work"). It shall be a condition to the grant by Lessor and continued effectiveness of such license that:

              (a) Lessee shall give to Lessor accompanied by each of the following items, all in form and substance reasonably acceptable to Lessor: (i) a detailed description of and schedule for Lessee's Pre-Occupancy Work; (ii) the names and addresses of all contractors, subcontractors and material suppliers and all other representatives of Lessee who or which will be entering the Demised Premises on behalf of Lessee to perform Lessee's Pre-Occupancy Work or will be supplying materials for such work, and the approximate number of individuals, itemized by trade, who will be present in the Demised Premises;
(iii) copies of all contracts, subcontracts and material purchase orders pertaining to Lessee's Pre-Occupancy Work; (iv) copies of all plans and specifications pertaining to Lessee's Pre-Occupancy Work; (v) copies of all licenses and permits required in connection with the performance of Lessee's Pre-Occupancy Work; (vi) certificates of insurance (in amounts satisfactory to Lessor and with the parties identified in, or required by, the Lease named as additional insureds) and instruments of indemnification against all claims, costs, expenses, damages and liabilities which may arise in connection with Lessee's Pre-Occupancy Work; and (vii) assurances of the ability of Lessee to pay for all of Lessee's Pre-Occupancy Work and/or a letter of credit or other security deemed appropriate by Lessor securing Lessee's lien-free completion of Lessee's Pre-Occupancy Work.

              (b) Lessee's employees, agents, contractors, workmen, mechanics, suppliers and invitees shall work in harmony and not interfere with Lessor or Lessor's agents in performing the Work and any Additional Work in the Office Premises, Lessor's work in other premises and in common areas of the Building, or the general operation of the Building. If at any time any such person representing Lessee shall cause or threaten to cause such disharmony or interference, including labor disharmony, and Lessee fails to immediately institute and maintain such corrective actions as directed by Lessor, then Lessor may withdraw such license upon twenty-four (24) hours' prior written notice to Lessee.

              (c) Any such entry into and occupancy of the Demised Premises by Lessee or any person or entity working for or on behalf of Lessee shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease, specifically including the provisions of Section 6 thereof (regarding Lessee's improvements and alterations to the Demised Premises), and excluding only the covenant to pay Rent. Lessor shall not be liable for any injury, loss or damage which may occur to any of Lessee's Pre-Occupancy Work made in or about the Demised Premises or to property placed therein prior to the commencement of the term of the Lease, the same being at Lessee's sole risk and liability. Lessee shall be liable to Lessor for any damage to the Demised Premises or to any portion of the Work or Additional Work caused by Lessee or any of Lessee's employees, agents, contractors, workmen or suppliers. In the event that the performance of Lessee's Pre-Occupancy Work causes extra costs to Lessor.

          9.  Moving Allowance; Telephone, Furniture, Fixtures and Equipment
              --------------------------------------------------------------
Allowance.  Lessor shall pay Lessee up to $60,000 to compensate Lessee for
---------
Lessee's actual out-of-pocket costs paid to third party contractors and directly associated with (i) Lessee's physical move into the Office Premises, (ii) the installation of Lessee's telephone communication system in the Office Premises, and (iii) the acquisition and/or installation of furniture, fixtures and/or equipment in the Office Premises to be used in connection with the operation of Lessee's business operations therefrom. Provided that Lessee has performed all of its obligations under this Lease up to and including the date of the proposed payment, and provided further that Lessee has delivered to Lessor invoices from said third party contractors covering items included in Lessee's request for payment, Lessor shall use reasonable efforts to make such payment to Lessee within thirty (30) days after Lessee has moved into and taken occupancy of the Demised Premises. In no event, however, shall Lessor be obligated to make such payment prior to the date which is thirty (30) days after the first draw request following Lessee's occupancy of the Demised Premises is funded by Lessor's lender on the Project.

              Notwithstanding anything to the contrary contained in the immediately preceding paragraph, only the actual reimbursement payment made by Lessor pursuant to this Paragraph 9 (which may be less than $60,000) shall be directly applied against the Allowance and thereby reduce the remaining Allowance. In this regard, to the extent an amount less than $60,000 is reimbursed by Lessor to Lessee pursuant to this Paragraph 9, the Allowance shall not be reduced by said difference; however, Lessee shall not otherwise be entitled to receive or obtain a credit for any excess funds available hereunder to the extent Lessee's actual out-of-pocket costs are less than $60,000, but rather, said excess funds shall belong to and be the sole property of Lessor.

          10. Lease Provisions.  The terms and provisions of the Lease, insofar
              ----------------
as they are applicable to this Work Letter, are hereby incorporated herein by reference. All amounts payable by Lessee to Lessor hereunder shall be deemed to be additional Rent under the Lease and, upon any default in the payment of same, Lessor shall have all of the rights and remedies provided for in the Lease.

          11. Miscellaneous.
              -------------

              (a) This Work Letter shall be governed by the laws of the state in which the Demised Premises are located.

              (b) This Work Letter may not be amended except by a written instrument signed by the party or parties to be bound thereby.

              (c) Any person signing this Work Letter on behalf of Lessee warrants and represents he/she has authority to sign and deliver this Work Letter and bind Lessee.

              (d) Notices under this Work Letter shall be given in the same manner as under the Lease.

              (e) The headings set forth herein are for convenience only.

              (f) This Work Letter and Section 42 of the Lease set forth the entire agreement of Lessee and Lessor regarding the Work.

              (g) In the event that the final working drawings and epecifications are included as part of the Plans, or in the event Lessor performs the Work without the necessity of preparing working drawings and specifications, then whenever the term "Working Drawings" is used in this Agreement, such term shall be deemed to refer to the Plans and all supplemental plans and specifications approved by Lessor.

              (h) Unless otherwise defined, all capitalized terms used in this Work Letter shall have the meanings ascribed to them in the Lease.

          12. Exculpation of Lessor.  Notwithstanding anything to the contrary
              ---------------------
contained in this Work Letter, it is expressly understood and agreed by and between the parties hereto that:

              (a) The recourse of Lessee or its successors or assigns against Lessor with respect to the alleged breach by or on the part of Lessor of any representation, warranty, covenant, undertaking or agreement contained in this Work Letter (collectively, "Lessor's Work Letter Undertakings") shall extend only to Lessor's interest in the real estate of which the Demised Premises demised under the Lease are a part (hereinafter, "Lessor's Real Estate.) and not to any other assets of Lessor or its constituent partners; and

              (b) Except to the extent of Lessor's interest in Lessor's Real Estate, no personal liability or personal responsibility of any sort with respect to any of Lessor's Work Letter Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Lessor, its constituent partners, or against any of their respective directors, officers, employees, agents, constituent partners, beneficiaries, trustees or representatives.

          IN WITNESS WHEREOF, this Work Letter Agreement is executed as of the 9th Day of March, 1994.


LESSOR:                                                   LESSEE:
Airport Center Associates Limited Partnership,            CHEAP TICKETS, INC.,
a Connecticut Limited Partnership                         a Hawaii corporation

By:  DRAHCIR REALTY CORP.                                 By:   /s/  Michael J. Hartley
                                                                -----------------------------------
By:  /s/                                                        Its:  Vice President
     -------------------------------------
     Vice President                                       By:   /s/  Sandra T. Hartley
                                                                -----------------------------------
                                                                Its:  President

                            FIRST AMENDMENT TO LEASE
                            ------------------------

     This First Amendment to Lease ("Amendment") is entered into as of this 20th day of July, 1994, by and between Airport Center Associates Limited Partnership, a Connecticut limited partnership ("Lessor"), and Cheap Tickets, Inc., a Hawaii corporation ("Lessee").

                                    RECITALS
                                    --------

     A. Pursuant to that certain Lease Agreement (the "Lease") dated as of January 19, 1994, by and between Lessor and Lessee, Lessor leased unto Lessee certain office space commonly known as Suite 1200 (the "Demised Premises"), located in the building (the "Building") situated at 6151 West Century Boulevard, Los Angeles, California 90045, as more particularly described in the Lease.

     B. Lessor and Lessee mutually desire to amend the Lease in accordance with the terms set forth below.

     NOW, THEREFORE, for and in consideration of the foregoing the further consideration and mutual benefits provided below, the parties agree as follows:

     1.  Signage.  Section 30(b) of the Lease is hereby amended by deleting the
         -------
reference to "six (6) feet" and replacing same with "twelve (12) feet."

     2.  Defaults.  The first paragraph of Section 19 of the Lease is hereby
         --------
amended by the addition of the following subparagraph: "(j) any default by Lessee under the terms of that certain Lease Agreement dated as of July 20, 1994, by and between Lessor and Lessee with respect to Lessee's lease of Suite 100 in the Building."

     3.  Basic Rental Credit.  Article 47 is hereby amended by deleting the
         -------------------
reference to the figure "$9,072.30" and replacing same with the figure
$8,972.40".

     4.  Brokers.  Lessor and Lessee each warrants that it has had no dealings
         -------
with any real estate broker or agent in connection with the negotiation of this Amendment, excepting only Cushman & Wakefield of California, Inc., and that each knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Amendment. Lessor shall pay any commissions or fees that are payable to Cushman & Wakefield of California, Inc. with respect to this Amendment in accordance with the provisions of a separate commission contract. Lessor shall have no further or separate obligation for payment of commissions or fees to any other real estate broker, finder or intermediary. Subject to the foregoing, each party hereto shall indemnify and hold harmless the other party hereto from and against any and all losses, damages, liabilities, costs and expenses (including, but not limited to, reasonable attorneys' fees and related costs) resulting from any claims that may be asserted against such other party by any real estate broker, finder or intermediary arising from any act of the indemnifying party in connection with this Amendment.

     5.  Attorneys' Fees.  Should any party initiate a legal proceeding against
         ---------------
any other party, including an arbitration, then the prevailing party shall be entitled to receive a reasonable attorneys' fees and costs incurred in connection with such legal proceeding.

     6.  Counterparts.  This Amendment may be executed in any number of
         ------------
counterparts, each of which shall be an original, but all of which shall constitute the one and the same instrument.

     7.  Definitions.  As used herein, all capitalized terms shall have the same
         -----------
meanings as defined in the Lease, unless otherwise defined herein.

     8.  Facsimile.  Each party hereto, and their respective successors and
         ---------
assigns, shall be authorized to rely upon the signatures of all of the parties hereto on this Amendment which are delivered by facsimile as constituting a duly authorized, irrevocable, actual, current delivery of this Amendment with original ink signatures of each person and entity; provided, however, that each party hereto that delivers such facsimile signatures to another party hereto, covenants and agrees that it shall deliver an executed original of the same to the party(s) so receiving the previous facsimile signatures within five (5) days after the delivery of such facsimile signatures.

     9.  No Other Amendments.  Except as modified by this Amendment, the
         -------------------
provisions of the Lease shall remain unaffected and in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of date and year first written above.


"LESSOR"                                                 "LESSEE"
AIRPORT CENTER ASSOCIATES                                CHEAP TICKETS, INC., a Hawaii
UNITED PARTNERSHIP, a  Connecticut limited               corporation
partnership

By:  DRAHCIR REALTY CORP.                                By:   /s/  Michael J. Hartley
                                                               ---------------------------------------
By:  /s/                                                Its:   VP & GM
     ----------------------------------                        --------------------------------------
Its: Vice President
     ----------------------------------

Dated:                          , 1994                   Dated:   August 16 , 1994
       ------------------------                                   ----------

                           SECOND AMENDMENT TO LEASE

          This Second Amendment to Lease ("Second Amendment") is entered into as of this 25th day of April, 1997, by and between GENERAL ELECTRIC CREDIT EQUITIES, INC., a Delaware corporation ("Lessor"), and CHEAP TICKETS, INC., a Hawaii corporation ("Lessee").

                                    Recitals

          A. Pursuant to that certain Lease Agreement, dated as of January 19, 1994 (the "Original Lease"), Airport Center Associates Limited Partnership, a Connecticut limited partnership ("Original Lessor"), leased to Lessee certain premises identified as Suite No. 1200 (the "Premises") located in the building situated at 6151 West Century Boulevard, Los Angeles, California 90045 (the "Building").

          B. Original Lessor and Lessee amended the Original Lease by entering into that certain First Amendment to Lease dated as of July 20, 1994 (the "First Amendment"). The Original Lease, as amended and modified by the First Amendment, shall be referred to hereinafter as the "Lease."

          C. Lessor thereafter succeeded to the interests of Original Lessor under the Lease.

          D. Lessee now desires to expand the size of the Premises to include certain additional space located on the eleventh floor of the Building, and Lessor desires to lease such additional space to Lessee, all in accordance with the terms and conditions set forth below.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

          1.    Expansion of Premises.  Lessor hereby agrees to lease to Lessee
                ---------------------
and Lessee hereby agrees to lease from Lessor the following additional premises: that certain premises (the "Expansion Premises") containing approximately 5,249 rentable square feet located on the eleventh floor of the Building, as further depicted on Exhibit A attached hereto and incorporated herein.

          2.    Annual Basic Rent.  In addition to its obligations under the
                -----------------
Lease with respect to the Premises for Basic Rental and for all other sums due and owing to Lessor thereunder, Lessee shall be responsible for the payment to Lessor of Basic Rental for the Expansion Premises from and after the Expansion Premises Commencement Date (defined below) until September 30, 2004 in accordance with the schedule and in the amount set forth below:

                (a) From the Expansion Premises Commencement Date through the end of the twenty-fourth (24th) calendar month after the Expansion Premises Commencement Date: $4,934.06 per month ($.94 per rentable square foot per month);

                (b) From the first day of the twenty-fifth (25th) calendar month after the Expansion Premises Commencement Date through the end of the forty-eighth (48th) calendar month after the Expansion Premises Commencement
Date: $5,249.00 per month ($1.00 per rentable square foot per month);

                (c) From the first day of the forty-ninth (49th) calendar month after the Expansion Premises Commencement Date through September 30, 2004:
$5,616.43 per month ($1.07 per rentable square foot per month).

          3.    Security Deposit.  Upon the execution hereof, Lessee shall pay
                ----------------
to Lessor the amount of $4,934.06 as an additional Security Deposit (the "Additional Security Deposit"). On the first day of the twenty-fifth (25th) calendar month after the Expansion Premises Commencement Date, Lessee shall pay to Lessor the amount necessary to increase the Additional Security Deposit to $5,249.00. On the first day of the forty-ninth (49th) calendar month after the Expansion Premises Commencement Date, Lessee shall pay to Lessor the amount necessary to increase the Additional Security Deposit to $5,616.43.

          4.    Expansion Premises Commencement Date.  The term "Expansion
                ------------------------------------
Premises Commencement Date" shall mean the later of (i) May 1, 1997 or (ii) upon substantial completion of the lessee improvement work to be performed by Lessor pursuant to the Work Letter (defined below).

          5.    Condition of Expansion Premises.  Subject to the performance
                -------------------------------
of Lessor's obligations under the Work Letter Agreement attached to this Second Amendment as Exhibit B (the "Work Letter"), Lessee hereby agrees that the Expansion Premises shall be taken "AS IS", "WITH ALL FAULTS", "WITHOUT ANY REPRESENTATIONS OR WARRANTIES", and Lessee hereby agrees and warrants that it has investigated and inspected the condition of the Expansion Premises and the suitability of same for Lessee's purposes, and Lessee does hereby waive and disclaim any objection to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of the condition of the Expansion Premises or the suitability of same for Lessee's purposes. Lessee acknowledges that neither Lessor nor any agent nor any employee of Lessor has made any representations or warranty with respect to the Expansion Premises or with respect to its suitability for the conduct of Lessee's business and Lessee expressly warrants and represents that Lessee has relied solely on its own investigation and inspection of the Expansion Premises in its decision to enter into this Second Amendment and let the Expansion Premises in an "As Is" condition (subject to the performance by Lessor of its obligations under the Work Letter). The taking of possession of the Expansion Premises by Lessee shall conclusively establish that the Expansion Premises was at such time in satisfactory condition.

          6.    Operating Expenses.  In addition to its obligations with
                ------------------
respect to payment of Operating Expenses and Taxes for the Premises under
Article 36 of the Lease, Lessee shall be responsible for Lessee's pro rata share (also referred to as "Lessee's Proportionate Share") of Operating Expenses and Taxes with respect to the Expansion Premises in accordance with the terms of
Article 36 of the Lease (except as modified herein). With respect to the Expansion Premises only: (i) the term "Lessee's pro rata share" or "Lessee's Proportionate Share" shall mean 2.32%; (ii) Lessee's Base Year shall be 1997; and (iii) if the average occupancy of the Building in any calendar year is less than ninety-five percent (95%), then the Operating Expenses and Taxes for such year, including the Base Year, shall be adjusted to reflect the amounts which would have been payable if the occupancy of the Building had been at an average of ninety-five percent (95%).

          7.    Term.  The term of Lessee's lease of the Expansion Premises
                ----
shall commence on the Expansion Premises Commencement Date and terminate on September 30, 2004 (the "Expansion Premises Term").

          8.    Option to Re-Lease.  Lessee shall have an option to re-lease the
                ------------------
Expansion Premises in accordance with the terms and conditions set forth in the Lease, with references to the Demised Premises meaning the Expansion Premises.

          9.    Option to Terminate.  So long as Lessee is not in default under
                -------------------
the Lease, as amended by this Second Amendment, Lessee shall have a one-time option to terminate its lease of the Expansion Premises, in accordance with the terms and conditions set forth in Article 48 of the Lease, except that, as the fee due and payable to Lessor on account of Lessee terminating its lease of the Expansion Premises, Lessee shall pay to Lessor, no later than thirty (30) days before the Cancellation Date (as defined in the Lease), an amount equal to the sum of: (a) the unamortized Excess Amount (as defined in the Work Letter attached hereto); and (b) three months' Basic Rental for the Expansion Premises at the then-prevailing rate in accordance with the rent schedule set forth in Paragraph 2 of this Second Amendment.

          10.    First Right of Offer.  Lessee shall have a right of first offer
                 --------------------
with respect to space on the 11th Floor of the Building, as set forth more particularly in Paragraph 59 of the Lease.

          11.    Signage.
                 -------

                 (a) Subject to Lessor's prior written consent, which may be withheld or delayed in Lessor's sole and absolute discretion, Lessee, at its sole cost and expense, may replace its existing sign on the side of the Building and may illuminate the new sign, if any.

                 (b) Without the prior written consent of Lessor, which may be withheld or delayed in Lessor's sole and absolute discretion, Lessee shall not contact any other tenant of the Building with respect to that tenant's signs on the Building or other signage rights. By its execution of this Second Amendment, Lessee acknowledges that its violation of this covenant shall constitute a material breach of the Lease, as amended by this Second Amendment.

                 (c) If each and every one of the following conditions are satisfied, Lessee shall have a right of first offer, as hereinafter described (the "Signage Right of First Offer"), with respect to the signage rights (the "Signage Rights") possessed as of the date hereof by Park Avenue, a tenant in the Building: (i) Lessee shall not be in default under the Lease, as amended by this Second Amendment and any subsequent amendments of the Lease; (ii) Lessee shall be occupying over fifty percent (50%) of the rentable square footage of the Building (space assigned or sublet by Lessee to another party shall not be included in making this determination); (iii) Park Avenue's lease(s) for any and all space in the Building shall have been terminated (assignments, transfers and subleases of space shall not be deemed a termination); (iv) Lessor shall have secured possession of the Signage Rights; and (v) Lessor shall not have granted rights to the Signage Rights to any other party or person prior to the date hereof. The Signage Right of First Offer shall mean the right to lease or rent the Signage Rights on commercially reasonable terms before the Signage Rights are offered to any other party. If the conditions precedent to the Signage Right of First Offer are satisfied, Lessor shall give to Lessee a notice advising Lessee of the availability of the Signage Rights and of the rental price and other terms and conditions, as reasonably determined by Lessor, for the grant of the Signage Rights to Lessee (the "Signage Availability Notice). Within ten (10) business days of the Signage Availability Notice, Lessee shall notify Lessor in writing (the "Signage Rights Exercise Notice") that it has elected to exercise the Signage Right of First Offer and to obtain the Signage Rights at the rental price and on the other terms set forth in the Signage Availability Notice. If Lessor does not receive the Signage Rights Exercise Notice in the ten (10) business day time period set forth above, Lessee shall be deemed to have elected not to exercise the Signage Right of First Offer and Lessee shall have no further rights or interest with respect to the Signage Rights. At Lessor's option, Lessee and Lessor shall enter into a written agreement memorializing Lessee's rental of the Signage Rights.

          12.    Parking.  During the Expansion Premises Term, Lessee shall have
                 -------
the use of fifteen (15) additional unreserved parking spaces, at the prevailing monthly rate in effect from time to time.

          13.    Storage Space.  In addition to the Storage Space rented to
                 -------------
Lessee under the Lease, during the Expansion Premises Term, Lessee shall have the right to rent storage space from Lessor, to the extent available as determined by Lessor in its sole and absolute discretion, at the cost of sixty cents ($.60) per rentable square foot, subject to a five percent (5%) annual increase.

          14.    Lessor's Address for Notices.  From and after the date hereof,
                 ----------------------------
Lessor's address for notices under the Lease and this Second Amendment shall be the following:

                 General Electric Credit Equities, Inc.
                 c/o R&B Commercial Real Estate Services, Inc.
                 9841 Airport Boulevard, Suite 1510
                 Los Angeles, California 90045
                 Attn:  General Manager

with a copy to:  General Electric Credit Equities, Inc.
                 18300 Von Karman Avenue, Suite 700
                 Irvine, California 92612
                 Attn:  Real Estate Portfolio Manager

          15.    Attorney's Fees.  In the event either party commences an action
                 ---------------
to enforce any provision of this Second Amendment, the prevailing party in such action shall be entitled to receive from the other party, in addition to damages, equitable or other relief, and all costs and expenses incurred, including reasonable attorneys fees and court costs and the fees and costs of expert witnesses, and fees incurred to enforce any judgment obtained.

          16.    Severability.  The provision with respect to attorneys fees
                 ------------
incurred to enforce a judgment shall be severable from all other provisions of this Second Amendment, shall survive any judgment, and shall not be deemed merged into the judgment.

          17.    Capitalized Terms.  All terms capitalized but not defined in
                 -----------------
this Second Amendment shall have the meanings given them in the Lease.

          18.    Authority.  Lessee has full power and authority to enter into
                 ---------
this Second Amendment and the person signing on behalf of Lessee has been fully authorized to do so by all necessary corporate or partnership action on the part of Lessee.

          19.    Lease in Full Force.  Except as modified by this Second
                 -------------------
Amendment, the terms, covenants and conditions of the Lease shall remain unaffected and in full force and effect. In addition, except to the extent inconsistent with the terms of this Second Amendment, all references to the term "Premises" in the Lease shall also include the Expansion Premises.

          20.    Brokers.  Lessee represents that it has not dealt with any
                 -------
broker with respect to this Second Amendment. If Lessee has dealt with any broker or person, Lessee shall be solely responsible for the payment of any fees due said person or firm and Lessee shall protect, indemnify, hold harmless and defend Lessor from any liability in respect thereto.

          21.    Facsimile.  Each party hereto, and their respective successors
                 ---------
and assigns shall be authorized to rely upon the signatures of all of the parties hereto on this Second Amendment which are delivered by facsimile as constituting a duly authorized, irrevocable, actual, current delivery of this Second Amendment with original ink signatures of each person and entity; provided, however, that each party hereto that delivers such facsimile signatures to another party hereto, covenants and agrees that it shall deliver an executed original of the same to the party(s) so receiving the previous facsimile signatures within ten (10) days after the delivery of such facsimile signatures.

          22.    Estoppel.  Lessee warrants, represents and certifies to Lessor
                 --------
that as of the date of this Second Amendment: (a) Lessor is not in default under the Lease, and (b) Lessee does not have any defenses or offsets to payment of rent and performance of its obligations under the Lease, as and when the same becomes due.

          23.    Counterparts.  This Second Amendment may be executed in
                 ------------
counterparts, each of which will be deemed an original part and all of which together will constitute a single agreement.

          IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first written above.


LESSOR:                                           LESSEE:

GENERAL ELECTRIC CREDIT EQUITIES,                 CHEAP TICKETS, INC.,
INC., a  Delaware corporation                     a Hawaii corporation

By:   /s/  J. Michael Malloy                      By:   /s/  Paul L.H. Ouyang
    --------------------------------                  ------------------------------------
    J. Michael Malloy                                 Name:  Paul L.H. Ouyang
    Senior Portfolio Manager                                 -----------------------------
                                                      Position:  Chief Financial Officer
                                                                 -------------------------

                                   EXHIBIT A

                               [TO BE ATTACHED]

                                   EXHIBIT B

                             WORK LETTER AGREEMENT

                             [Lessor Performs Work]
                                  [Allowance]

          This Work Letter Agreement ("Work Letter") is executed simultaneously with that certain Second Amendment to Lease (the "Second Amendment") between Cheap Tickets, Inc., a Hawaii corporation, as "Lessee", and General Electric Credit Equities, Inc., a Delaware corporation, as "Lessor", relating to certain premises (the "Expansion Premises") located at 6151 West Century Boulevard, Los Angeles, California (the "Building"); the Expansion Premises are more fully identified in the Second Amendment. Capitalized terms used herein, unless otherwise defined in this Work Letter, shall have the respective meanings ascribed to them in the Second Amendment.

          For and in consideration of the agreement to lease the Expansion Premises and the mutual covenants contained herein and in the Second Amendment, Lessor and Lessee hereby agree as follows:

          1. Lessee's Initial Plans; the Work.  Lessee desires Lessor to perform
             --------------------------------
certain leasehold improvement work in the Expansion Premises in substantial accordance with a plan or plans to be mutually agreed upon by Lessor and Lessee (collectively, the "Initial Plan"). Such work, as shown in the Initial Plan and as more fully detailed in the Working Drawings (as defined and described in Paragraph 2 below), shall be hereinafter referred to as the "Work". As soon as reasonably practicable, Lessee shall furnish to Lessor such additional plans, drawings, specifications and finish details as Lessor may reasonably request to enable Lessor's architects and engineers to prepare mechanical, electrical and plumbing plans and to prepare the Working Drawings, including a final telephone layout and special electrical connection requirements, if any. All plans, drawings, specifications and other details describing the Work which have been or are hereafter furnished by or on behalf of Lessee shall be subject to Lessor's approval, which Lessor agrees shall not be unreasonably withheld. Lessor shall not be deemed to have acted unreasonably if it withholds its approval of any plans, specifications, drawings or other details or of any Additional Work (as defined in Paragraph 8 below) because, in Lessor's reasonable opinion, the work, as described in any such item, or the Additional Work, as the case may be: (a) is likely to adversely affect Building systems, the structure of the Building or the safety of the Building and/or its occupants; (b) might impair Lessor's ability to furnish services to Lessee or other lessees in the Building; (c) would increase the cost of operating the Building; (d) would violate any governmental laws, rules or ordinances (or interpretations thereof); (e) contains or uses hazardous or toxic materials or substances; (f) would adversely affect the appearance of the Building; (g) might adversely affect another lessee's premises; (h) is prohibited by any ground lease affecting the Building or any mortgage, trust deed or other instrument encumbering the Building; or (i) is likely to be substantially delayed because of unavailability or shortage of labor or materials necessary to perform such work or the difficulties or unusual nature of such work. The foregoing reasons, however, shall not be the only reasons for which Lessor may withhold its approval, whether or not such other reasons are similar or dissimilar to the foregoing. Neither the approval by Lessor of the Work or the Initial Plan or any other plans, drawings, specifications or other items associated with the Work nor Lessor's performance, supervision or monitoring of the Work shall constitute any warranty by Lessor to Lessee of the adequacy of the design for Lessee's intended use of the Expansion Premises.

          2. Working Drawings.  If necessary for the performance of the Work and
             ----------------
not included as part of the Initial Plan attached hereto, Lessor shall prepare or cause to be prepared final working drawings and specifications for the Work (the "Working Drawings") based on and consistent with the Initial Plan and the other plans, drawings, specifications, finish details and other information furnished by Lessee to Lessor and approved by Lessor pursuant to Paragraph 1 above. So long as the Working Drawings are consistent with the Initial Plan, Lessee shall approve the Working Drawings within three (3) days after receipt of same from Lessor by initialing and returning to Lessor each sheet of the Working Drawings or by executing Lessor's approval form then in use, whichever method of approval Lessor may designate.

          3. Performance of the Work; Allowance.  Except as hereinafter provided
             ----------------------------------
to the contrary, Lessor shall cause the performance of the Work using (except as may be stated or shown otherwise in the Working Drawings) building standard materials, quantities and procedures then in use by Lessor ("Building Standards"). Lessor shall pay for a portion of the "Cost of the Work" (as defined below) in an amount not to exceed $46,657.78 (such amount being $10.00 per usable square foot of the Expansion Premises which is to be improved, as described in the Working Drawings) (the "Allowance"). Lessee shall not be entitled to any credit, abatement or payment from Lessor in the event that the amount of the Allowance specified above exceeds the Cost of the Work. For purposes of this Agreement, the term "Cost of the Work" shall mean and include any and all costs and expenses of the Work, including, without limitation, the cost of the Initial Plan and the Working Drawings and all other fees of Lessor's architect and engineers, all plan check, permit and license fees, the cost of any changes in the base building or the floor(s) of the Building on which the Expansion Premises are located, when such charges are required by the Working Drawings or to comply with applicable governmental regulations or building codes (collectively, the "Code"), the cost of any changes to the Working Drawings or the Work required by Code, sales and use taxes and Title 24 fees, an administrative fee to Lessor for the supervision by Lessor of the general contractor (which fee shall equal 5% of the total amount paid to such general contractor), and of all labor (including overtime) and materials constituting the Work. Notwithstanding the foregoing, the cost of (i) the initial space study obtained by Lessor prior to the date hereof and (ii) the first revision of that space study, completed prior to the date hereof, shall be paid by Landlord and shall not be deducted from or considered a part of the Allowance; the foregoing costs specified as items (i) and (ii) represent all costs incurred by Lessor prior to February 25, 1997 in connection with this Second Amendment.

          4. Repayment of Excess Funds Expended by Lessor.  At Lessee's request,
             --------------------------------------------
Lessor shall expend an additional amount up to $46,657.78 (such amount being an additional $10.00 per usable square foot of the Expansion Premises which is to be improved, as described in the Working Drawings) over and above the Allowance for additional work to the Expansion Premises (the "Excess Amount"). Lessee shall reimburse Lessor for the Excess Amount as follows: concurrently with its payments to Lessor of monthly Basic Rental, Lessee shall pay to Lessor an amount equal to the Monthly Amortized Excess Amount (defined below). The term "Monthly Amortized Excess Amount" shall mean the Excess Amount, amortized over the period from the Expansion Premises Commencement Date through April 30, 1999 on a monthly, straight line basis, with interest accruing on the unamortized Excess Amount at ten percent (10%) per annum. If the Lease, as amended by this Second Amendment, is canceled or terminated for any reason prior to April 30, 1999, the unamortized Excess Amount shall become immediately due and payable to Lessor. Lessee shall pay for the entire Cost of the Work in excess of the Allowance and the Excess Amount, without contribution of any nature from Lessor.

          5. Payment.  Prior to commencing the Work or as soon as reasonably
             -------
practicable thereafter, Lessor shall submit to Lessee a written statement of the total Cost of the Work (which shall include the amount of any overtime projected as necessary to substantially complete the Work by May 1, 1997 or as soon thereafter as reasonably practicable), as then known by Lessor, and such statement shall indicate the amount, if any, by which the total Cost of the Work exceeds the Allowance and the Excess Amount (the "Excess Costs"). Lessee agrees, within ten (10) days after submission to it of such statement, to execute and deliver to Lessor, in the form then in use by Lessor, an authorization to proceed with the Work, and Lessee shall also then pay to Lessor an amount equal to the Excess Costs. To the extent the total Cost of the Work exceeds the Allowance, Lessee's delivery of the authorization to proceed with the Work shall be deemed a request by Lessee for Lessor to expend the Excess Amount, in accordance with Paragraph 4 above. At Lessor's option, no Work shall be commenced until Lessee has fully complied with the preceding provisions of this Paragraph 5. In the event, and each time, that any change order by Lessee, unknown field condition, delay caused by acts beyond Lessor's control or other event or circumstance causes the Cost of the Work to be increased after the time that Lessor delivers to Lessee the aforesaid initial statement of the Cost of the Work, Lessor shall deliver to Lessee a revised statement of the total Cost of the Work, indicating the revised calculation of the Excess Costs, if any. Within ten (10) days after submission to Lessee of any such revised statement, Lessee shall pay to Lessor an amount equal to the Excess Costs, as shown in such revised statement, less the amounts previously paid by Lessee to Lessor on account of the Excess Costs, and Lessor shall not be required to proceed further with the Work until Lessee has paid such amount. Delays in the performance of the Work resulting from the failure of Lessee to comply with the provisions of this Paragraph 5 shall be deemed to be delays caused by Lessee. Notwithstanding the ten (10) day period provided in this Paragraph 5 for Lessee to execute and deliver authorizations to proceed with the Work or to pay the Excess Costs, as applicable, any delays in the performance of the Work resulting from the failure of Lessee to comply with its obligation to execute and deliver authorizations to proceed with the Work or to pay the Excess Costs, as applicable, within three (3) days after Lessor submits to Lessee the applicable statement, shall be deemed to be delays caused by Lessee.

          6. Substantial Completion.  Lessor shall endeavor to cause the Work to
             ----------------------
be "substantially completed" on or before May 1, 1997, subject to delays caused by strikes, lockouts, boycotts or other labor problems, casualties, discontinuance of any utility or other service required for performance of the Work, unavailability or shortages of materials or other problems in obtaining materials necessary for performance of the Work or any other matter beyond the control of Lessor (or beyond the control of Lessor's contractors or subcontractors performing the Work) and also subject to "Lessee Delays" (as defined and described in Paragraph 7 of this Work Letter). The Work shall be deemed to be "substantially completed" for all purposes under this Work Letter and the Second Amendment if and when Lessor's architect issues a written certificate to Lessor and Lessee, certifying that the Work has been substantially completed (i.e., completed except for "punchlist" items listed in such architect's certificate) in substantial compliance with the Working Drawings, or when Lessee first takes occupancy of the Expansion Premises, whichever first occurs. If the Work is not deemed to be substantially completed on or before May 1, 1997, (a) Lessor agrees to use reasonable efforts to complete the Work as soon as practicable thereafter, (b) the Second Amendment shall remain in full force and effect, and (c) Lessor shall not be deemed to be in breach or default of the Second Amendment or this Work Letter as a result thereof and Lessor shall have no liability to Lessee as a result of any delay in occupancy (whether for damages, abatement of Rent or otherwise). In the event the substantial completion of the Work is delayed as a result of any Lessee Delay, the substantial completion of the Work shall be deemed to be the date that the Work would have been substantially complete, but for the Lessee Delay. Lessor agrees to use reasonable diligence to complete all punchlist work listed in the aforesaid architect's certificate promptly after substantial completion.

          7. Lessee Delays.  The term "Lessee Delays" shall include the
             -------------
following:

             (i) the failure of Lessee to furnish all or any plans, drawings, specifications, finish details or the other information required under Paragraph 1 above on or before the date stated in Paragraph 1;

             (ii) the failure of Lessee to grant approval of the Working Drawings within the time required under Paragraph 2 above;

             (iii) the failure of Lessee to comply with the requirements of Paragraph 5 above;

             (iv) Lessee's requirements for special work or materials, finishes, or installations other than the Building Standards or Lessee's requirements for special construction staging or phasing;

             (v) the performance of any Additional Work (as defined in Paragraph 8 below) requested by Lessee or the performance of any work in the Expansion Premises by any person, firm or corporation employed by or on behalf of Lessee, or any failure to complete or delay in completion of such work; or

             (vi)  any other act or omission of Lessee.

          8. Additional Work.  Upon Lessee's request and submission by Lessee
             ---------------
(at Lessee's sole cost and expense) of the necessary information and/or plans and specifications for work other than the Work described in the Working Drawings ("Additional Work") and the approval by Lessor of such Additional Work, which approval Lessor agrees shall not be unreasonably withheld, Lessor shall perform such Additional Work, at Lessee's sole cost and expense, subject, however, to the following provisions of this Paragraph 8. Prior to commencing any Additional Work requested by Lessee, Lessor shall submit to Lessee a written statement of the cost of such Additional Work, which cost shall include a fee payable to Lessor in the amount of 10% of the total cost of such Additional Work as compensation to Lessor for monitoring the Additional Work and for administration, overhead and field supervision associated with the Additional Work and an additional charge payable to Lessor in the amount of 5 % of the total Cost of the Work as compensation for Lessor's general conditions (such fee and additional charge being hereinafter referred to collectively as "Lessor's Additional Compensation"), and, concurrently with such statement of cost, Lessor shall also submit to Lessee a proposed tenant extra order (the "TEO") for the Additional Work in the standard form then in use by Lessor. Lessee shall execute and deliver to Lessor such TEO and shall pay to Lessor the entire cost of the Additional Work, including Lessor's Additional Compensation (as reflected in Lessor's statement of such cost), within five (5) days after Lessor's submission of such statement and TEO to Lessee. If Lessee fails to execute or deliver such TEO or pay the entire cost of such Additional Work within such 5-day period, then Lessor shall not be obligated to do any of the Additional Work and may proceed to do only the Work, as specified in the Working Drawings.

          9. Lessee Access.  Lessor, in Lessor's reasonable discretion and upon
             -------------
request by Lessee, may grant to Lessee a license to have access to the Expansion Premises prior to the date designated in the Second Amendment for the commencement of the term of the Second Amendment to allow Lessee to do other work required by Lessee to make the Expansion Premises ready for Lessee's use and occupancy (the "Lessee's Pre-Occupancy Work"). It shall be a condition to the grant by Lessor and continued effectiveness of such license that:

             (a) Lessee shall give to Lessor a written request to have such access to the Expansion Premises not less than five (5) days prior to the date on which such access will commence, which written request shall contain or shall be accompanied by each of the following items, all in form and substance reasonably acceptable to Lessor: (i) a detailed description of and schedule for Lessee's Pre-Occupancy Work; (ii) the names and addresses of all contractors, subcontractors and material suppliers and all other representatives of Lessee who or which will be entering the Expansion Premises on behalf of Lessee to perform Lessee's Pre-Occupancy Work or will be supplying materials for such work, and the approximate number of individuals, itemized by trade, who will be present in the Expansion Premises; (iii) copies of all contracts, subcontracts and material purchase orders pertaining to Lessee's Pre-Occupancy Work; (iv) copies of all plans and specifications pertaining to Lessee's Pre-Occupancy Work; (v) copies of all licenses and permits required in connection with the performance of Lessee's Pre-Occupancy Work; (vi) certificates of insurance (in amounts satisfactory to Lessor and with the parties identified in, or required by, the Second Amendment named as additional insureds) and instruments of indemnification against all claims, costs, expenses, damages and liabilities which may arise in connection with Lessee's Pre-Occupancy Work; and (vii) assurances of the ability of Lessee to pay for aU of Lessee's Pre-Occupancy Work and/or a letter of credit or other security deemed appropriate by Lessor securing Lessee's lien-free completion of Lessee's Pre-Occupancy Work.

               (b) Such pre-term access by Lessee and its representatives shall be subject to scheduling by Lessor.

               (c) Lessee's employees, agents, contractors, workmen, mechanics, suppliers and invitees shall work in harmony and not interfere with Lessor or Lessor's agents in performing the Work and any Additional Work in the Expansion Premises, Lessor's work in other premises and in common areas of the Building, or the general operation of the Building. If at any time any such person representing Lessee shall cause or threaten to cause such disharmony or interference, including labor disharmony, and Lessee fails to immediately institute and maintain such corrective actions as directed by Lessor, then Lessor may withdraw such license upon twenty-four (24) hours' prior written notice to Lessee.

               (d) Any such entry into and occupancy of the Expansion Premises by Lessee or any person or entity working for or on behalf of Lessee shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Second Amendment, excluding only the covenant to pay Rent. Lessor shall not be liable for any injury, loss or damage which may occur to any of Lessee's Pre-Occupancy Work made in or about the Expansion Premises or to property placed therein prior to the commencement of the term of the Second Amendment, the same being at Lessee's sole risk and liability. Lessee shall be liable to Lessor for any damage to the Expansion Premises or to any portion of the Work or Additional Work caused by Lessee or any of Lessee's employees, agents, contractors, workmen or suppliers. In the event that the performance of Lessee's Pre-Occupancy Work causes extra costs to Lessor, Lessee shall reimburse Lessor for such extra cost at Lessor's standard rates then in effect.

          10.  Second Amendment Provisions.  The terms and provisions of the
               ---------------------------
Second Amendment, insofar as they are applicable to this Work Letter, are hereby incorporated herein by reference. All amounts payable by Lessee to Lessor hereunder shall be deemed to be additional Rent under the Second Amendment and, upon any default in the payment of same, Lessor shall have all of the rights and remedies provided for in the Second Amendment.

          11.  No Moving Allowance.  Lessee shall bear the complete cost and
               -------------------
expense of moving its furnishings and other personal property into the Expansion Premises. Lessor shall not be required to provide any moving allowance to Lessee.

          12.  Miscellaneous.
               -------------

               (a) This Work Letter shall be governed by the laws of the state in which the Expansion Premises are located.

               (b) This Work Letter may not be amended except by a written instrument signed by the party or parties to be bound thereby.

               (c) Any person signing this Work Letter on behalf of Lessee warrants and represents he/she has authority to sign and deliver this Work Letter and bind Lessee.

               (d) Notices under this Work Letter shall be given in the same manner as under the Second Amendment.

               (e) The headings set forth herein are for convenience only.

               (f) This Work Letter sets forth the entire agreement of Lessee and Lessor regarding the Work.

               (g) In the event that the final working drawings and specifications are included as part of the Initial Plan attached hereto, or in the event Lessor performs the Work without the necessity of preparing working drawings and specifications, then whenever the term "Working Drawings" is used in this Agreement, such term shall be deemed to refer to the Initial Plan and all supplemental plans and specifications approved by Lessor.

          13.  Exculpation of Lessor.  Notwithstanding anything to the contrary
               ---------------------
contained in this Work Letter, it is expressly understood and agreed by and between the parties hereto that:

               (a) The recourse of Lessee or its successors or assigns against Lessor with respect to the alleged breach by or on the part of Lessor of any representation, warranty, covenant, undertaking or agreement contained in this Work Letter (collectively, "Lessor's Work Letter Undertakings") shall extend only to Lessor's interest in the real estate of which the Expansion Premises demised under the Second Amendment are a part (hereinafter, "Lessor's Real Estate") and not to any other assets of Lessor or its officers, directors or shareholders; and

               (b) Except to the extent of Lessor's interest in Lessor's Real Estate, no personal liability or personal responsibility of any sort with respect to any of Lessor's Work Letter Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Lessor, or against any of its respective directors, officers, employees, agents, constituent partners, beneficiaries, trustees or representatives.

          IN WITNESS WHEREOF, this Work Letter Agreement is executed as of the date of the Second Amendment.


LESSOR:                                           LESSEE:

GENERAL ELECTRIC CREDIT EQUITIES,                 CHEAP TICKETS, INC.,
INC., a Delaware corporation                      a Hawaii corporation

By:  /s/  J. Michael Malloy                       By:  /s/  Paul L.H. Ouyang
    --------------------------------                   ----------------------------------
    J. Michael Malloy                                  Name:  Paul L.H. Ouyang
    Senior Portfolio Manager                                  ---------------------------
                                                       Position:  Chief Financial Officer
                                                                  -----------------------

                         TENANT'S ESTOPPEL CERTIFICATE

PREMISES:             6151 West Century Boulevard, Suites ll20 and 1200

LANDLORD:             GENERAL ELECTRIC CREDIT EQUITIES, INC., SUCCESSOR IN
                      INTEREST TO AIRPORT CENTER

TENANT:               CHEAP TICKETS, INC., A HAWAII CORPORATION

LEASE DATED:                                                    January 19, 1994


DATE:                 September 05, 1997

     The undersigned, Tenant, hereby certifies to Landlord that:

          1. Tenant has accepted possession of the Premises pursuant to the Lease. A true and accurate copy of the lease, together with all amendments and modifications thereof (collectively the "Lease"), is attached hereto as Exhibit
A. The Lease term commenced on July 01, 1994. The termination date of the Lease term, excluding renewals and extensions, is September 30, 2004. Tenant does not have any options to extend or renew the term of the Lease, except as follows (if none, so state): One five (5) year option to renew. Tenant has the right to cancel the Lease pursuant to Paragraph 48 of the Suite 1200 Lease.

          2. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the satisfaction of Tenant in all respects, and Landlord has fulfilled all of its duties under the Lease.

          3. The Lease has not been assigned, modified, supplemented or amended in any way, except as set forth on Exhibit A. The Lease constitutes the entire agreement between the parties and there are no other agreements between Landlord and Tenant concerning the Premises. Tenant does not have any option or preferential right to purchase all of any part of the Premises or the Building of which the Premises are a part or any right, title or interest with respect to the Premises or such Building other than as tenant under the Lease.

          4. The Lease is valid and in full force and effect, and, to the best of Tenant's knowledge, neither Landlord nor Tenant is in default thereunder. Tenant has no defense, setoff or counterclaim against Landlord arising out of the Lease or in any way relating thereto, or arising out of any other transaction between Tenant and Landlord, and no event has occurred and no condition exists, which with the giving of notice or the passage of time, or both, would constitute a default under the Lease.

          5. No rent or other sum payable under the Lease has been paid more than one month in advance.

          6. The current monthly base rent payable under thc Lease (Ste.#1120) is $4,934.06. The monthly base rent increases to $5,249.00 per month on August 01, 1999 and increases to $5,616.43 per month on August 01, 2001.

          7A. The current monthly base rent payable under the Lease (Ste.#1200) is $8,972.30. The monthly base rent increases to $_________ per month on _______________ and increases to $_______________ per month on _______________.

          8. The base year for pass throughs of operating expenses and taxes is 1997, with a base amount for operating expenses of $2,181,749 and a base amount
----
for taxes of           .  Tenant's pro rata share under the Lease is 2.3200%.

          9. Except for the sublease or subleases attached hereto as Exhibit B, Tenant is not a party to any sublease with respect to all or any portion of the Premises, and Tenant has not assigned its interest in the Lease, or any rights therein, to any person or entity.

          10. A security deposit in the amount of $13,906.36 has been deposited by Tenant with Landlord. No portion of the security deposit has been applied by Landlord to cure any default by Tenant under the Lease.

          11. To the best of Tenant's knowledge, there are no rent, lease or similar commissions payable with respect to the Lease.

          12. Tenant is not entitled to any concession or rebate of rent or other charges from time to time due and payable under the Lease.

          Tenant acknowledges that Landlord is in the process of selling its interest in 6151 West Century Boulevard, Los Angeles, California (the "Property"). Tenant agrees that Landlord and thc Purchaser of the Property and their respective successors and assigns may rely on the foregoing statements and Tenant certifies that all of the foregoing statements are true and correct.

          IN WITNESS WHEREOF, Tenant has executed and delivered this Estoppel Certificate on the date first above written.

                                         CHEAP TICKETS, INC.,
                                         a Hawaii corporation




                                         By:  /s/  Michael J. Hartley
                                              -----------------------
                                         Its: President
                                              ----------

                             TERMINATION AGREEMENT
                             ---------------------

          THIS TERMINATION AGREEMENT ("Agreement") is made and entered into as of this 19th day of January, 1994, by and among Airport Center Associates Limited Partnership, a Connecticut limited partnership ("Lessor") and Cheap Tickets, Inc., a Hawaii corporation ("Lessee").

                                   RECITALS:
                                   --------

          A. Pursuant to the terms and provisions of that certain Lease Agreement dated as of September, 1992, (the "Lease"), Lessor leased to Lessee certain premises commonly known as Suite No. 830 (the "Premises") in the building located at 9841 Airport Boulevard, Los Angeles, California (the "Building").

          B. Lessee now desires to surrender to Lessor all of Lessee's right, title and interest under the Lease, and Lessor desires to accept said surrender, all on the terms and conditions of this Agreement.

                                   AGREEMENT:
                                   ---------

          NOW, THEREFORE, in consideration of the mutual covenants and upon the conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:

          1.  Condition Precedent to Effectiveness of Agreement.  This Agreement
              -------------------------------------------------
is expressly conditioned upon and shall have no force or effect until such time as that certain Lease Agreement (the "New Lease") dated as of January 19, 1994, is mutually executed and delivered by and between Lessee and Lessor with respect to Lessee's lease of certain premises commonly known as Suite 1200 (the "New Premises") in the building located at 6151 W. Century Boulevard, Los Angeles, California. This Agreement is further conditioned upon Lessee's compliance with all of its obligations and duties under the Lease up to the Termination Date (defined below).

          2.  Surrender of Lease.  Effective on the day immediately preceding
              ------------------
the substantial completion of the Work (as defined in the New Lease) (the "Termination Date"), Lessee hereby surrenders to Lessor and Lessor hereby accepts the surrender from Lessee, of all of Lessee's right, title and interest under the Lease, subject to the rights, duties and limitations set forth in this Agreement. From and after the Termination Date, except as expressly set forth herein, Lessor and Lessee shall have no further duties or obligations to one another under the Lease, except that Lessee shall be entitled to continue to occupy the Premises, free of rent, during the Early Occupancy Period (as defined in the New Lease) in order to more easily facilitate Lessee's move into the New Premises.

          3.  Release by Lessor.  Subject to Lessee's full and timely compliance
              -----------------
with all of the terms and conditions of this Agreement, including, without limitation, the truthfulness and accuracy of Lessee's representations hereunder, Lessee's timely performance of all of Lessee's obligations under the Lease, and except for such obligations, rights or claims as may be created by or arise out of the terms and conditions of this Agreement, effective on the Termination Date, Lessor, on behalf of itself and its predecessors, successors, affiliates and assigns, and all other persons, firms and corporations claiming through Lessor and each of them (collectively, the "Releasing Parties"), do hereby release Lessee and its predecessors, successors, affiliates and assigns, and their respective partners, officers, shareholders, agents, contractors, representatives, employees and attorneys (collectively, the "Lessee Released Parties"), of and from any and all claims, demands, disputes, damages, liabilities, obligations, controversies, debts, costs, expenses, lawsuits, actions, causes of action and other rights to relief, both legal and equitable, of every kind and nature, whether now known or unknown, suspected or unsuspected, past or present, contingent or fixed (collectively, the "Claims"), which the Releasing Parties, or any of them, now have, had, or at any time hereafter may have, against the Lessee Released Parties, or any of them, arising out of or in connection with the payment of rental under the Lease.

          4.  Release by Lessee.  Except for such obligations, rights or claims
              -----------------
as may be created by or arise out of the terms and conditions of this Agreement, effective on the Termination Date, Lessee, on behalf of itself and its predecessors, successors, affiliates and assigns, and all other persons, firms and corporations claiming through Lessee, and each of them (collectively, the "Lessee Releasing Parties"), does hereby release Lessor and its predecessors, successors, affiliates and assigns, and its respective partners, officers, shareholders, agents, contractors, representatives, employees and attorneys (collectively, the "Released Parties"), of and from any and all Claims which the Lessee Releasing Parties, or any of them, now have, had, or at any time hereafter may have, against the Released Parties, or any of them, arising out of or in connection with the Lease, the Premises, or any dealings between the Released Parties, or any of them, on the one hand, and the Lessee Releasing Parties, or any of them, on the other hand, with respect to the Lease, the Premises, or the property of which the Premises are a part.

          5.  California Civil Code Section 1542.  Lessor and Lessee hereby
              ----------------------------------
expressly waive all rights which they have, or may hereafter claim to have, that any claim, demand, obligation and/or cause of action has, through ignorance, oversight or error, been omitted from the terms of this Agreement, and hereby expressly waive all rights they may have, or claim to have, under the provisions of California Civil Code Section 1542, or equivalent law of any jurisdiction, which provides:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

          6.  Representations and Warranties of Lessee.  Lessee hereby makes the
              ----------------------------------------
following representations and warranties to Lessor (all of which representations and warranties, together with all other representations and warranties made by Lessee in this Agreement, shall survive the Termination Date):

              a. Lessee shall have the full power, authority and legal right to enter into and to perform and observe the provisions of this Agreement without the authorization and consent of any other party or entity; this Agreement has been duly and validly authorized and approved by all necessary corporate action on the part of Lessee and will not violate the terms and provisions of Lessee's bylaws or other organizational documents; and this Agreement has been duly and validly executed and delivered by Lessee and constitutes a valid, binding and enforceable obligation of Lessee. All authorizations and consents required from any other person or entity to enable Lessee to enter into this Agreement and surrender the Lease have been obtained.

              b. Lessee has not assigned, sublet, transferred or conveyed, and agrees not to assign, sublet, transfer or convey, its interest in any claims or potential claims it may have against Lessor.

              c. Neither Lessee nor any of Lessee's agents, representatives, employees, subtenants or assignees have stored, released, discharged or otherwise handled or will store, release, discharge or otherwise handle any Hazardous Materials (as defined in the New Lease) upon, about, above or beneath the Premises or any portion of the Building, except for normal quantities of those Hazardous Materials customarily used in the conduct of general administrative and executive office activities (e.g., copier fluids and cleaning supplies), which were used or will be used in compliance with all applicable Environmental Laws (as defined in the New Lease).

          7.  Indemnification.  Lessee hereby agrees to indemnify, defend (by
              ---------------
counsel reasonably satisfactory to Lessor) and hold Lessor harmless from and against any claims, actions, causes of action, losses, liabilities, damages, costs and expenses (including, without limitation, attorneys' fees and costs) suffered or incurred by Lessor as a result of any breach of or inaccuracy in Lessee's representations and warranties contained in this Agreement.

          8.  Time of the Essence.  Lessor and Lessee hereby acknowledge and
              -------------------
agree that time is of the essence.

          9.  Invalidity of Provisions.  If any provision of this Agreement is
              ------------------------
found to be invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of any such provision shall not affect the validity and enforceability of the remaining provisions hereof.

          10.  Attorneys' Fees.  If either party hereto commences an action
               ---------------
against the other to enforce any of the terms hereof, or to obtain damages for any alleged breach of any of the terms hereof, or for a declaration of rights hereunder, the losing party shall pay to the prevailing party the prevailing party's reasonable attorneys' fees and costs incurred in connection with the prosecution of such action, whether or not such action proceeds to trial or appeal.

          11.  Governing Law.  This Agreement shall be governed by and construed
               -------------
and enforced in accordance with the laws of the State of California.

          12.  Further Assurances.  Each of the parties hereto agrees to execute
               ------------------
and deliver all such further documents and to take all such further actions as may be reasonably requested by any other party to effectuate fully the terms and provisions of this Agreement, provided such documents or actions do not materially limit, reduce or impair the rights of the party upon whom such request is made.

          13.  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          14.  Facsimile.  Each party hereto, and their respective successors
               ---------
and assigns shall be authorized to rely upon the signatures of all of the parties hereto on this Agreement which are delivered by facsimile as constituting a duly authorized, irrevocable, actual, current delivery of this Agreement with original ink signatures of each person and entity; provided, however, that each party hereto that delivers such facsimile signatures to another party hereto, covenants and agrees that it shall deliver an executed original of the same to the party(s) so receiving the previous facsimile signatures within five (5) days after the delivery of such facsimile signatures.

          15.  Binding Agreement.  This Agreement shall be binding upon and
               -----------------
inure to the benefit of the heirs, successors and assigns of the parties hereto.

          16.  Transfer of Security Deposit.  Lessee hereby acknowledges and
               ----------------------------
agrees that the entire Security Deposit currently being held by Lessor pursuant to the terms of the Lease

($3,959.20) shall, at Lessor's election, continue to be held by Lessor (i) as security for the performance of Lessee's obligations under the Lease, and/or
(ii) after the Termination Date, as partial security for the faithful performance and observance by Lessee of all of Lessee's duties, obligations, covenants and conditions under the New Lease.

          IN WITNESS WHEREOF, Lessor and Lessee have entered into this Agreement as of the date first above written.


"LESSOR"                                                 "LESSEE"
AIRPORT CENTER ASSOCIATES                                Cheap Tickets, Inc., a Hawaii corporation
LIMITED PARTNERSHIP, a Connecticut
limited partnership                                      By:  /s/  Michael J. Hartley
                                                              -------------------------------------
By:  DRAHCHIR REALTY CORP.                                     Its:   General Manager

By:   /s/                                                By:
    ----------------------------                             --------------------------------------
     Its Vice President                                        Its: